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                                                                     Exhibit 3.4



                            MEMORANDUM OF ASSOCIATION
                                       OF
                                360NETWORKS INC.


1.       The name of the Company is 360NETWORKS INC.

2. There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

         (a) To sell or dispose of its undertaking, or a substantial part thereof;

         (b)   To distribute any of its property IN SPECIE among its members;
               and

         (c)   To amalgamate with any company or other body of persons.

3.       The liability of the members is limited.

4. The capital of the Company is 100,000,000,000 Class A Non-Voting Shares, 100,000,000,000 Class B Subordinate Voting Shares, 100,000,000,000 Class C Multiple Voting Shares, and 200,045,000,000
         Preferred Shares divided into 100,000,000,000 Series A Non-Voting Preferred Shares, 100,000,000,000 Series B Subordinate Voting Preferred Shares and 45,000,000 Series C Redeemable Preferred Shares, all without nominal or par value, and all having the rights, restrictions, conditions and limitations set out in Annex 1 hereto with power to divide the shares in the capital for the time being into several classes and to attach thereto respectively any preferred, deferred or qualified rights, privileges or conditions, including restrictions on voting rights and including redemption and purchase of such shares, subject, however, to the provisions of the COMPANIES ACT of Nova Scotia.



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                                     ANNEX I


The rights, privileges, restrictions and conditions attaching to each class of shares and each existing series of shares of the Company are as follows:

A. CLASS A NON-VOTING SHARES, CLASS B SUBORDINATE VOTING SHARES AND CLASS C MULTIPLE VOTING SHARES

The Class A Non-Voting Shares, Class B Subordinate Voting Shares and Class C Multiple Voting Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1.                DIVIDENDS

1.1 Subject to any preference or priority as to the payment of dividends upon shares of any class or series ranking in priority to the Class A Non-Voting Shares, Class B Subordinate Voting Shares or Class C Multiple Voting Shares in respect of the payment of dividends, the holders of Class A Non-Voting Shares, Class B Subordinate Voting Shares and Class C Multiple Voting Shares shall, except as otherwise hereinafter provided, be entitled to participate equally with each other, share for share, as to dividends and the Company shall pay dividends thereon, as and when declared by the Board of Directors of the Company out of moneys properly applicable to the payment of dividends, in equal amounts per share and at the same time on each Class A Non-Voting Share, Class B Subordinate Voting Share and Class C Multiple Voting Share outstanding as at the respective record dates for the payment of such dividends.

2.                DISSOLUTION

2.1 In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among shareholders for the purpose of winding up its affairs, all of the property and assets of the Company which remain, after payment of all amounts attributed and properly payable to the holders of any shares ranking in priority to the Class A Non-Voting Shares, Class B Subordinate Voting Shares and Class C Multiple Voting Shares in respect of payment upon liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among shareholders for the purpose of winding up its affairs, shall be paid or distributed equally, share for share, to the holders of the Class A Non-Voting Shares, Class B Subordinate Voting Shares and Class C Multiple Voting Shares, without preference or distinction outstanding as at the respective record dates for such payment.

3.                SUBDIVISION OR CONSOLIDATION

3.1 None of the Class A Non-Voting Shares, Class B Subordinate Voting Shares or Class C Multiple Voting Shares shall be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the shares of each other such class is subdivided, consolidated, reclassified or otherwise changed equally, share for share, in the same proportion and in the same manner.


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                                     - 2 -


4.                VOTING RIGHTS

4.1 Except as provided in the COMPANIES ACT (NOVA SCOTIA), the holders of the Class A Non-Voting Shares shall not be entitled to vote at any meeting of the shareholders of the Company. The holders of the Class A Non-Voting Shares shall be entitled to receive notice of and to attend (in person or by proxy) and be heard at all meetings of the shareholders of the Company (other than separate meetings of the holders of the shares of any other class of shares of the Company or of the shares of any series of shares of any other class of shares of the Company).

4.2 The holders of the Class B Subordinate Voting Shares shall be entitled, as such, to receive notice of and to attend (in person or by proxy) and be heard at all meetings of the shareholders of the Company (other than separate meetings of the holders of shares of any other class of shares of the Company or of shares of any series of shares of any other class of shares of the Company) and to vote at all such meetings and each holder of Class B Subordinate Voting Shares shall be entitled at any such meeting to one vote per Class B Subordinate Voting Share held by such holder as at the record date for such meeting, provided that if the Company proposes to (i) sell, lease or exchange all or substantially all of its property and assets to or with a person or persons other than one or more wholly owned subsidiaries of the Company, or (ii) liquidate, dissolve, wind up or distribute its assets among the shareholders of the Company for the purpose of winding up its affairs, each holder of Class B Subordinate Voting Shares shall be entitled to twenty votes per Class B Subordinate Voting Share held in respect of any such matter.

4.3 The holders of the Class C Multiple Voting Shares shall be entitled, as such, to receive notice of and attend (in person or by proxy) and be heard at all meetings of the shareholders of the Company (other than separate meetings of the holders of shares of any other class of shares of the Company or any series of shares of such other class of shares of the Company) and to vote at all such meetings and each holder of Class C Multiple Voting Shares shall be entitled at any such meeting to twenty votes per Class C Multiple Voting Share held by such holder as at the record date for such meeting.

5.                CONVERSION OF CLASS A NON-VOTING SHARES INTO CLASS B
                  SUBORDINATE VOTING SHARES

5.1 Subject to compliance with the provisions of Section 5.2 of this Article A, each holder of Class A Non-Voting Shares shall be entitled at any time and from time to time to have all or any part of the Class A Non-Voting Shares held by such holder converted into fully paid and non-assessable Class B Subordinate Voting Shares upon the basis of one Class B Subordinate Voting Share for each Class A Non-Voting Share in respect of which the conversion right is exercised.

5.2 Before any holder of Class A Non-Voting Shares shall be entitled to convert the same into Class B Subordinate Voting Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Class A Non-Voting Shares, together with a written notice to the Company stating therein: the name or names in which the certificate or certificates for Class B Subordinate Voting Shares are to be issued; the number of Class A Non-Voting Shares to be converted; and notice of such holder's election to convert such Class A Non-Voting Shares. After giving such notice in

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                                     - 3 -


writing, the election of the holder of Class A Non-Voting Shares shall be irrevocable. The Company shall, within three (3) days of such written notice, issue and deliver at such office to such holder of Class A Non-Voting Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class B Subordinate Voting Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Non-Voting Shares to be converted, and the person or persons entitled to receive the shares of Class B Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class B Subordinate Voting Shares as of such date. The issuance of certificates for Class B Subordinate Voting Shares, upon conversion of the Class A Non-Voting Shares, shall be made without charge to the holder but the holder shall pay any stamp, documentary or similar tax imposed on or in respect of such conversion. If less than all of the Class A Non-Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the number of Class A Non-Voting Shares represented by the original certificate which are not to be converted.

5.3 The Company shall at no time close its transfer books against the transfer of any Class A Non-Voting Shares, or of any Class B Subordinate Voting Shares issuable upon the conversion of any Class A Non-Voting Shares, in any manner which interferes with the timely conversion of such Class A Non-Voting Shares, except as may be otherwise be required to comply with applicable laws or the provisions of the Attachment to these Articles.

6.                CONVERSION OF CLASS B SUBORDINATE VOTING SHARES INTO
                  CLASS A NON-VOTING SHARES

6.1 Subject to compliance with the provisions of Section 6.2 of this Article A, each holder of Class B Subordinate Voting Shares shall be entitled at any time and from time to time to have all or any part of the Class B Subordinate Voting Shares held by such holder converted into fully paid and non-assessable Class A Non-Voting Shares upon the basis of one Class A Non-Voting Share for each Class B Subordinate Voting Share in respect of which the conversion right is exercised.

6.2 Before any holder of Class B Subordinate Voting Shares shall be entitled to convert the same into Class A Non-Voting Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Class B Subordinate Voting Shares, together with a written notice to the Company stating therein: the name or names in which the certificate or certificates for Class A Non-Voting Shares are to be issued; the number of Class B Subordinate Voting Shares to be converted; and notice of such holder's election to convert such Class B Subordinate Voting Shares. After giving such notice in writing, the election of the holder of Class B Subordinate Voting Shares shall be irrevocable. The Company shall, within three (3) days of such written notice, issue and deliver at such office to such holder of Class B Subordinate Voting Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class A Non-Voting Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Subordinate Voting Shares to be converted, and the person or persons entitled to receive the shares of Class A Non-Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Non-Voting Shares as of

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                                     - 4 -


such date. The issuance of certificates for Class A Non-Voting Shares, upon conversion of the Class B Subordinate Voting Shares, shall be made without charge to the holder but the holder shall pay any stamp, documentary or similar tax imposed on or in respect of such conversion. If less than all of the Class B Subordinate Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the number of Class B Subordinate Voting Shares represented by the original certificate which are not to be converted.

6.3 The Company shall at no time close its transfer books against the transfer of any Class B Subordinate Voting Shares, or of any Class A Non-Voting Shares issuable upon the conversion of any Class B Subordinate Voting Shares, in any manner which interferes with the timely conversion of such Class B Subordinate Voting Shares, except as may be otherwise be required to comply with applicable laws or the provisions of the Attachment to these Articles.

6.4      (1)      The Company shall be entitled, at any time, to convert the
Class B Subordinate Voting Shares into Class A Non-Voting Shares on a one for one basis.

         (2) Before the Company shall be entitled to convert Class B Subordinate Voting Shares into Class A Non-Voting Shares pursuant to Section 6.4(1) of this Article A, the Company shall not less than one day and not more than 20 days before the date specified for conversion (the "Conversion Date") send by prepaid first class mail or deliver to the registered address of each person who at the date not more than 7 days prior to the date of mailing or delivery is a registered holder of Class B Subordinate Voting Shares to be converted, a notice in writing of the intention of the Company to convert the Class B Subordinate Voting Shares registered in the name of such holder. Accidental failure or omission to give such notice to one (1) or more holders shall not affect the validity of such conversion, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and such notice shall have the same force and effect as if given in due time. Such notice shall set out the number of Class B Subordinate Voting Shares held by the person to whom it is addressed which are to be converted, the Conversion Date and the place or places at which holders of Class B Subordinate Voting Shares may present and surrender such shares for conversion. After the giving of such notice in writing, the election of the Company shall be irrevocable.

         (3) Within three (3) days following the Conversion Date, the Company shall, on presentation and surrender of the certificate or certificates representing the Class B Subordinate Voting Shares called for conversion at the place or places specified in the notice of conversion, issue and deliver to such holder of Class B Subordinate Voting Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class A Non-Voting Shares entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date or, if the Company is converting the Class B Subordinate Voting Shares into Class A Non-Voting Shares in connection with a Qualified IPO (as defined in Section 1.13 of Article C), immediately prior to the consummation of the Qualified IPO and the person or persons entitled to receive the Class A Non-Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Non-Voting Shares as of such date. The issuance of certificates for Class A Non-Voting Shares, upon conversion of the Class B Subordinate Voting Shares, shall be made without charge to the holder but the holder shall pay any governmental or other tax imposed on or in respect of such conversion.

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                                     - 5 -


         (4) The Company shall have the right at any time on or after the Conversion Date to deposit the certificate or certificates representing Class A Non-Voting Shares into trust for holders of the Class B Subordinate Voting Shares called for conversion, which have not at the date of such deposit been surrendered in connection with such conversion. Certificates deposited into trust shall be held by the Company or other designated person named in the notice of conversion or in a subsequent notice to the registered holders of the Class B Subordinate Voting Shares in respect of which the deposit was made. Upon such deposit being made, Class B Subordinate Voting Shares in respect of which such deposit shall have been made shall be deemed to have been converted and the rights of the holders thereof after such deposit or such Conversion Date, as the case may be shall be, limited to receiving the certificate or certificates representing the Class A Non-Voting Shares to which they are entitled upon presentation and surrender of the certificate or certificates representing the Class B Subordinate Voting Shares being converted.

7. CONVERSION OF CLASS B SUBORDINATE VOTING SHARES INTO SERIES A NON-VOTING PREFERRED SHARES

7.1 Subject to compliance with the provisions of Section 7.2 of this Article A, at any time prior to September 9, 2000, each holder of Class B Subordinate Voting Shares shall be entitled at any time and from time to time to have all or any part of the Class B Subordinate Voting Shares held by such holder converted into fully paid and non-assessable Series A Non-Voting Preferred Shares. Upon conversion, each Class B Subordinate Voting Share in respect of which the conversion right is exercised pursuant to this Section 7.1 will be converted into a number of Series A Preferred Shares equal to the Class B Conversion Ratio. For the purposes of this Section 7.1, "Class B Conversion Ratio" shall initially equal one and shall automatically adjust so that it is always equal to the inverse of the Conversion Ratio as defined in Section 1.13 of Article C.

7.2 Before any holder of Class B Subordinate Voting Shares shall be entitled to convert the same into Series A Non-Voting Preferred Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Class B Subordinate Voting Shares, together with a written notice to the Company stating therein: the name or names in which the certificate or certificates for Series A Non-Voting Preferred Shares are to be issued; the number of Class B Subordinate Voting Shares to be converted; and notice of such holder's election to convert such Class B Subordinate Voting Shares. After giving such notice in writing, the election of the holder of Class B Subordinate Voting Shares shall be irrevocable. The Company shall, within three (3) days of such written notice, issue and deliver at such office to such holder of Class B Subordinate Voting Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Series A Non-Voting Preferred Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Subordinate Voting Shares to be converted, and the person or persons entitled to receive the shares of Series A Non-Voting Preferred Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Series A Non-Voting Preferred Shares as of such date. The issuance of certificates for Series A Non-Voting Preferred Shares, upon conversion of the Class B Subordinate Voting Shares, shall be made without charge to the holder but the holder shall pay any stamp, documentary or similar tax imposed on or in respect of such conversion. If less than all of the

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Class B Subordinate Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the number of Class B Subordinate Voting Shares represented by the original certificate which are not to be converted.

7.3 The Company will at no time close its transfer books against the transfer of any Class B Subordinate Voting Shares, or of any Series A Non-Voting Preferred Shares issued or issuable upon the conversion of any Class B Subordinate Voting Shares, in any manner which interferes with the timely conversion of such Class B Subordinate Voting Shares, except as may otherwise be required to comply with applicable laws or the provisions of the Attachment to these Articles.

7.4 No fractional shares shall be issued upon the conversion of the Class B Subordinate Voting Shares and the number of Series A Non-Voting Preferred Shares to be issued shall be rounded down to the nearest whole share. No payment shall be made in respect of any unissued or rounded fraction. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Class B Subordinate Voting Shares the holder is at the time converting into Series A Non-Voting Preferred Shares and the number of Series A Non-Voting Preferred Shares issuable upon such aggregate conversion.

8. CONVERSION OF CLASS C MULTIPLE VOTING SHARES INTO CLASS A NON-VOTING SHARES AND/OR CLASS B SUBORDINATE VOTING SHARES

8.1 Subject to compliance with the provisions of Section 8.2 of this Article A, each holder of Class C Multiple Voting Shares shall be entitled at any time and from time to time to have all or any part of the Class C Multiple Voting Shares held by such holder converted into fully paid and non-assessable Class A Non-Voting Shares or Class B Subordinate Voting Shares upon the basis of one Class A Non-Voting Share or one Class B Subordinate Voting Share for each Class C Multiple Voting Share for which the conversion right provided for in this Section 8.1 is exercised, as specified by the holder of the Class C Multiple Voting Shares in the notice in writing given to the Company or any transfer agent in exercise of such conversion right.

8.2 Before any holder of Class C Multiple Voting Shares shall be entitled to convert the same into Class A Non-Voting Shares and/or Class B Subordinate Voting Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Class C Multiple Voting Shares, together with a written notice to the Company stating therein: the name or names in which the certificate or certificates for Class A Non-Voting Shares and/or Class B Subordinate Voting Shares are to be issued; the number of Class C Multiple Voting Shares to be converted; notice of such holder's election to convert such Class C Multiple Voting Shares; and the number of Class A Non-Voting Shares and/or Subordinate Voting Shares into which the Class C Multiple Voting Shares are to be converted. After giving such notice in writing, the election of the holder of Class C Multiple Voting Shares shall be irrevocable. The Company shall, within three (3) days of such written notice, issue and deliver at such office to such holder of Class C Multiple Voting Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class A Non-Voting Shares and/or Class B Subordinate Voting Shares, as the case may be, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made

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                                     - 7 -


immediately prior to the close of business on the date of such surrender of the shares of Class C Multiple Voting Shares, to be converted, and the person or persons entitled to receive the shares of Class A Non-Voting Shares and/or Class B Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Non-Voting Shares and/or Class B Subordinate Voting Shares, as the case may be, as of such date. The issuance of certificates for Class A Non-Voting Shares and/or Class B Subordinate Voting Shares, upon conversion of the Class C Multiple Voting Shares shall be made without charge to the holder but the holder shall pay any stamp, documentary or similar tax imposed on or in respect of such conversion. If less than all of the Class C Multiple Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the number of Class C Multiple Voting Shares represented by the original certificate which are not to be converted.

8.3 The Company will at no time close its transfer books against the transfer of any Class C Multiple Voting Shares, or of any Class B Subordinate Voting Shares or Class A Non-Voting Shares issuable upon the conversion of any Class C Multiple Voting Shares, in any manner which interferes with the timely conversion of such Class C Multiple Voting Shares, except as may otherwise be required to comply with applicable laws.

B.                PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the Preferred Shares, as a class, are as follows:

1.                DIRECTORS' AUTHORITY TO ISSUE ONE OR MORE SERIES

1.1 The Board of Directors of the Company may issue the Preferred Shares at any time and from time to time in not more than three series. Before the first shares of a particular series are issued, the Board of Directors of the Company shall fix the number of shares in such series and shall determine, subject to the limitations set out in the Articles, the designation, rights, privileges, restrictions and conditions to attach to the shares of such series including, without limiting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of preferential dividends, whether cumulative or non-cumulative or partially cumulative, and whether such rate(s), amount or method(s) of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption (if any), the rights of retraction (if any), and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be vested in such holders in the future, voting rights and conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto. Before the issue of the first shares of a series, the Board of Directors of the Company shall send to the Registrar (as defined in the COMPANIES ACT (NOVA SCOTIA)) any necessary documentation in the prescribed form containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the directors.

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                                     - 8 -

2.                RANKING OF PREFERRED SHARES

2.1 No rights, privileges, restrictions or conditions attaching to a series of Preferred Shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Preferred Shares then outstanding. The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in the payment of dividends and the return of capital and the distribution of assets of the Company in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

2.2 The Preferred Shares shall be entitled to priority over the Common Shares (as defined in Article C) of the Company and over any other shares of any other class of the Company ranking junior to the Preferred Shares with respect to priority in the payment of dividends and the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

2.3 The Preferred Shares of any series may also be given such other preferences, not inconsistent with the provisions hereof, over the Common Shares and over any other shares ranking junior to the Preferred Shares as may be determined in the case of such series of Preferred Shares.

3.                VOTING RIGHTS

3.1 Except as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Preferred Shares, the holders of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Company.

C.                SERIES A NON-VOTING PREFERRED SHARES

1.                SERIES RIGHTS

1.1               DESIGNATION AND NUMBER

                  The first series of Preferred Shares shall consist of 100,000,000,000 Preferred Shares, which shares shall be designated as Series A Non-Voting Preferred Shares (the "Series A Non-Voting Preferred Shares") and which, in addition to the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions as set forth herein. The Company shall only issue Series A Non-Voting Preferred Shares pursuant to the Purchase Agreement or upon the conversion of Series B Subordinate Voting Preferred Shares or upon the conversion of the Class B Subordinate Voting Shares in compliance with the terms of the Shareholders Agreement.

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                                     - 9 -


1.2               DIVIDENDS

                  The holders of Series A Non-Voting Preferred Shares shall be entitled to receive dividends equivalent on a per share basis to any dividends declared, paid, issued or distributed with respect to shares of Common Shares into which such share of Series A Non-Voting Preferred Shares could be converted pursuant to the provisions of Section 1.6 of this Article C, on the record date for the determination of holders of Common Shares entitled to such dividends. The Board of Directors may not declare, and the Company shall not pay, issue or distribute, any dividend on any Common Shares unless simultaneously the Board of Directors declares, and the Company pays, issues or distributes the dividend on the Series A Non-Voting Preferred Shares specified in the first sentence of this
Section 1.2. The holders of Series A Non-Voting Preferred Shares shall not be entitled to any dividend other than, or in excess of, the dividends as hereinbefore provided.

1.3               VOTING RIGHTS

                  Except as required by law or otherwise provided for in this Article C, the holders of the Series A Non-Voting Preferred Shares shall not be entitled to vote at any meeting of the shareholders of the Company. The holders of the Series A Non-Voting Preferred Shares shall be entitled to receive notice of and to attend (in person or by proxy) and be heard at all meetings of the shareholders of the Company (other than separate meetings of the holders of the shares of any other class of shares of the Company or of the shares of any series of shares of any other class of shares of the Company).

1.4               RETIRED SHARES

                  Any Series A Non-Voting Preferred Shares converted, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. None of such Series A Non-Voting Preferred Shares shall be reissued by the Company.

1.5               LIQUIDATION, DISSOLUTION OR WINDING UP

         (1) Upon (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) a sale of all or substantially all of the assets of the Company or (iii) a reorganization of the Company required by any court or administrative body in order to comply with any provision of law (each of the events referred to in clauses (i), (ii) and (iii) being referred to as a "Liquidation"), the holders of Series A Non-Voting Preferred Shares shall be entitled to receive and to be paid out of assets of the Company available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the greater of (i) the Series A Non-Voting Liquidation Value with respect to each such outstanding Series A Non-Voting Preferred Share, and (ii) the amount which would have been paid in such Liquidation, based upon the number of Class A Non-Voting Shares into which a Series A Non-Voting Preferred Share could be converted pursuant to the provisions of Section 1.6 of this Article C. If, upon any Liquidation of the Company, the assets of the Company available for distribution shall be insufficient to pay in full the Series A Non-Voting Liquidation Value with respect to each outstanding Series A Non-Voting Preferred Share, then such assets shall be distributed among the holders of Series A Non-Voting Preferred Shares ratably in accordance with the respective amounts that would be payable on such Series A Non-Voting Preferred Shares if such assets were sufficient to permit payment in full of all amounts payable thereon.

         (2) After the payment to the holders of Series A Non-Voting Preferred Shares of the full amount of the liquidating distribution to which they are entitled under this Section 1.5, the holders of the Series A Non-Voting Preferred Shares as such shall have no right or claim to any of the remaining assets of the Company and shall not be entitled to share in any further distribution of assets of the Company.

         (3) Any consolidation, merger or other business combination of the Company with or into any other Person (as defined in Section 1.13 of this Article C) or Persons shall be deemed to be a Liquidation for purposes of this
Section 1.5, except for any such merger, consolidation or other business combination where, after the completion of such transaction, the holders of voting shares in the capital of the Company immediately prior to such merger, consolidation or other business combination will beneficially own a majority of the voting shares in the capital of the surviving or acquiring entity. Notwithstanding the foregoing, no consolidation, merger or other business combination of the Company with or into any other Person shall be deemed to be a Liquidation for the purposes of this Section 1.5 if the holders of not less than 85% of the issued and outstanding Series A Non-Voting Preferred Shares waive in writing the provisions of this Section 1.5 with respect to such event.

         (4) "Series A Non-Voting Liquidation Value" determined as of any date shall mean, in respect of each Series A Non-Voting Preferred Share, the sum of (A) an amount equal to the Initial Purchase Price plus an amount equal to six percent (6%) of the Initial Purchase Price, compounded annually on each anniversary of the Initial Issue Date prior to the date of determination and (B) all declared but unpaid dividends per Series A Non-Voting Preferred Shares, if any. The Series A Non-Voting Liquidation Value shall also be subject to adjustment as provided in Section 1.5(6) of this Article C.

         (5) Notwithstanding the foregoing, (i) the rate of six percent (6%) referred to in Clause (A) of Section 1.5(4) of this Article C shall be read as eight percent (8%) from such time and as long as an Event of Default shall have occurred and be continuing and (ii) no amount shall be added to the Initial Purchase Price pursuant to clause (A) of Section 1.5(4) of this Article C if the Company shall consummate a Qualified IPO prior to the first anniversary of the Initial Issue Date.

         (6) The Series A Non-Voting Liquidation Value shall be multiplied by a factor equal to the sum of (x) 1.00 and (y) the Additional Issuance Ratio if and for so long as the Company is in default in the performance of or compliance with Section 1.4(a), 1.4(b) or 1.4(c) of the Purchase Agreement.

1.6               CONVERSION

         (1) If a Conversion Event occurs, each Series A Non-Voting Preferred Share may, at the option of the Company, and in compliance with the provisions of Section 1.6(4) of this Article C, be converted into a number of Class A Non-Voting Shares equal to the Conversion Ratio. In addition, at the option of the holder of any Series A Non-Voting Preferred Shares, such holder shall have the right, at any time and from time to time, by written notice to the Company, to convert each Series A Non-Voting Preferred Share owned by such holder into
(a) a number of Class A Non-Voting Shares equal in the aggregate to the Conversion Ratio or (b) Series B Subordinate Voting Preferred Shares on a one for one basis, in each case without payment of any additional consideration.

         (2) The Conversion Ratio, determined at any time, shall equal one (1.00) plus an adjustment equal to six percent (6%) of the Conversion Ratio, compounded annually on each anniversary of the Initial Issue Date prior to the date of determination but, from such time and as long as an Event of Default shall have occurred and be continuing, the rate of six percent (6%) referred to above in this Section 1.6(2) shall be read as eight percent (8%); provided, however, that if the Company consummates a Qualified IPO prior to the first anniversary of the Initial Issue Date then no adjustment shall be made pursuant to this sentence. The Conversion Ratio shall also be adjusted as provided below in this Section 1.6(2). The Conversion Ratio shall be multiplied by a factor equal to the sum of (x) 1.00 and (y) the Additional Issuance Ratio if and for so long as the Company is in default in the performance of or compliance with
Section 1.4(a), 1.4(b) or 1.4(c) of the Purchase Agreement. The Conversion Ratio shall also be subject to adjustment from time to time as follows:

                  (a) If the Company at any time or from time to time after the Initial Issue Date (A) pays any dividend or makes any distribution in additional Common Shares of the Company or of securities convertible into, or exchangeable or exercisable for, shares of Common Shares of the Company, (B) subdivides the outstanding Common Shares, (C) combines the outstanding Common Shares into a smaller number of shares or (D) issues by reclassification of the Common Shares any shares in the capital of the Company, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of Series A Non-Voting Preferred Shares thereafter convertible into Class A Non-Voting Shares pursuant to this Section 1.6 of this Article C shall be entitled to receive the number and type of Class A Non-Voting Shares or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series A Non-Voting Preferred Shares been converted into Class A Non-Voting Shares immediately prior to the happening of such event or the record date therefore, whichever is earlier. An adjustment made pursuant to this clause (a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Common Shares entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

                  (b) If the Company issues to all (or substantially all) holders of Common Shares any rights or subscriptions to purchase Common Shares or Common Share Equivalents after the Initial Issue Date at a price per Common Share (or having a conversion or exercise price per share in the case of Common Share Equivalents) of less than either (i) the Series A Non-Voting Liquidation Value or (ii) the Market Price of the Common Shares on the earlier of the date of such issuance or the record date therefor (the "Applicable Date") then, in each such case the Conversion Ratio shall be adjusted by multiplying (A) the Conversion Ratio in effect at the close of business on the day immediately prior to the Applicable Date by (B) a fraction, the numerator of which shall be the sum of (1) the number of Common Shares outstanding at the close of business on the date immediately prior to the Applicable Date and (2) the number of additional Common Shares issued or issuable upon acceptance, conversion, exchange or exercise of such rights or subscriptions (or upon conversion, exchange or exercise of Common Share Equivalents issued or issuable pursuant to such rights or subscriptions), and the denominator of which shall be the sum of
(x) the number of Common Shares outstanding at the close of business on the date immediately prior to the Applicable Date and (y) the number of Common Shares which would be purchasable for the aggregate consideration received by the Company upon issuance of such Common Shares or Common Share Equivalents or receivable by the Company for the total number of Common Shares issuable upon acceptance, conversion, exchange or exercise of such rights or subscriptions (or upon conversion, exchange or exercise of Common Share Equivalents issued or issuable pursuant to such rights or subscriptions) if the price per share for such purchase, conversion, exchange or exercise was equal to the greater of (i) the Series A Non-Voting Liquidation Value or (ii) the Market Price of the Common Shares as of the Applicable Date. An adjustment made pursuant to this clause (b) shall become effective immediately after the close of business on the Applicable Date.

                  (c) Except with respect to Deemed Outstanding Securities (as defined below), if the Company issues any Common Shares (or Common Share Equivalents) after the Initial Issue Date at a price per Common Share (or having a conversion or exercise price per share in the case of Common Share Equivalents) of less than either (i) the Series A Non-Voting Liquidation Value or (ii) the Market Price of the Common Shares on the date of issuance of such Common Shares (or Common Share Equivalents), then, in each such case, the Conversion Ratio shall be adjusted by multiplying (A) the Conversion Ratio in effect at the close of business on the day immediately prior to the date of issuance of such Common Shares (or Common Share Equivalents) by (B) a fraction, the numerator of which shall be the sum of (l) the number of Common Shares outstanding at the close of business on the date immediately prior to the date of issuance of such Common Shares (or Common Share Equivalents) and (2) the number of such additional Common Shares and the number of Common Shares issued or issuable upon conversion, exchange or exercise of such Common Share Equivalents, and the denominator of which shall be the sum of (x) the number of Common Shares outstanding on the date immediately prior to the date of issuance of such Common Shares (or Common Share Equivalents) and (y) the number of Common Shares which would be purchasable for the aggregate consideration received by the Company upon issuance of such Common Shares or Common Share Equivalents or receivable by the Company for the total number of Common Shares issuable or issuable upon conversion, exchange or exercise of Common Share Equivalents if the price per share for such purchase, conversion, exchange or exercise was equal to the greater of (i) the Series A Non-Voting Liquidation Value or (ii) the Market Price of the Common Shares as of the date of issuance of such Common Shares (or Common Share Equivalents). An adjustment made pursuant to this clause
(c) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. "Deemed Outstanding Securities" shall mean (i) the stock options and Class A Non-Voting Shares to be issued upon the exercise of such stock options, initially issued or issuable, or Permitted Reissued Options (as defined in the Purchase Agreement) pursuant to the 1998 Long Term Incentive and Share Award Plan (Amended) of the Company exercisable for a maximum of 4,445,813 Class A Non-Voting Shares; (ii) any Series A Non-Voting Preferred Shares issued pursuant to the Purchase Agreement or any Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares issued on the conversion of the Series A Non-Voting Preferred Shares; (iii) 4,500,000 Common Shares issued, or to be issued, in consideration for the acquisition by the Company of fiber assets and related rights and obligations from Ledcor Industries Limited or Ledcor Industries Inc. under the amended and restated Share Purchase Agreement dated September 7, 1999 between Ledcor Industries Limited, Ledcor Industries Inc. and the Company; (iv) any Class A Non-Voting Shares issued on conversion of the Series B Subordinate Voting Shares; (v) any Common Shares or Common Share Equivalent issued pursuant to any Minority Roll-Up Transaction; (vi) any Common Shares, or Common Share Equivalents issued pursuant to an event described in clauses (a) or (b) of this
Section 1.6(2); or (vii) 26,080,000 Class A Non-Voting Shares and 4,920,000 Class C Multiple Voting Shares issued to Gregory B. Maffei.

                  (d) For purposes of this Section 1.6(2) the aggregate consideration receivable by the Company in connection with the issuance of Common Shares and/or Common Share Equivalents shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Shares and/or Common Share Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Share Equivalents. Upon the expiration or termination of any unconverted, unexchanged or unexercised Common Share Equivalents for which an adjustment has been made pursuant to clause (b) or clause (c) of this Section 1.6(2), the adjustments shall forthwith be reversed to effect such Conversion Ratio as would have been in effect at the time of such expiration or termination had such Common Share Equivalents, to the extent outstanding immediately prior to such expiration or termination, never been issued. The consideration received by the Company in connection with the sale or issuance of Common Shares (or Common Share Equivalents) shall be computed as follows:

                           (A) insofar as such consideration consists of cash,
such consideration shall equal the aggregate amount of cash received by the Company prior to amounts paid or payable for accrued interest or accrued dividends and prior to any commissions or expenses paid by the Company;

                           (B) insofar as such consideration consists of
property other than cash, such consideration shall be calculated at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors, which shall be based upon a written opinion of an investment banking or appraisal firm of national standing in the United States if such consideration is given a value exceeding $10 million; and

                           (C) in the event Common Shares or Common Share
Equivalents are issued together with other securities or other assets of the Company for consideration that is allocable to both such Common Shares and Common Share Equivalents, and to such other securities and assets, the portion of such consideration allocable to such Common Shares or Common Share Equivalents shall be that set forth in the instruments and agreements issued or entered into in connection with such transaction, and if no such allocation is so set forth, then the portion of such consideration allocable to such Common Shares or Common Share Equivalents, calculated as provided in clauses (A) and
(B) above, as determined in good faith by the Board of Directors.

                  (e) For purposes of this Section 1.6(2) the number of Common Shares at any time outstanding shall mean the aggregate of all Common Shares then outstanding (other than any Common Shares then owned or held by or for the account of the Company).

                  (f) If the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Ratio then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

         (3) Subject to compliance with the provisions of Section 1.6(5) of this Article C, each holder of Series A Non-Voting Preferred Shares shall be entitled at any time and from time to time to have all or any part of the Series A Non-Voting Preferred Shares held by such holder converted into validly issued, fully paid and non-assessable Series B Subordinate Voting Preferred Shares upon the basis of one Series B Subordinate Voting Preferred Share for each Series A Non-Voting Preferred Share in respect of which the conversion right is exercised.

         (4) Before the Company shall be entitled to convert Series A Non-Voting Preferred Shares into Class A Non-Voting Shares pursuant to Section 1.6(1) of this Article C, the Company shall not less than 10 days and not more than 20 days before the date specified for conversion (the "Conversion Date") send by prepaid first class mail or deliver to the registered address of each person who at the date not more than 7 days prior to the date of mailing or delivery is a registered holder of Series A Non-Voting Preferred Shares to be converted a notice in writing of the intention of the Company to convert the Series A Non-Voting Preferred Shares registered in the name of such holder. Accidental failure or omission to give such notice to one (1) or more holders shall not affect the validity of such conversion, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and such notice shall have the same force and effect as if given in due time. Such notice shall set out the number of Series A Non-Voting Preferred Shares held by the person to whom it is addressed which are to be converted, the Conversion Ratio, the Conversion Date and the place or places at which holders of Series A Non-Voting Preferred Shares may present and surrender such shares for conversion. After the giving of such notice in writing, the election of the Company shall be irrevocable.

                  (a) Within three (3) days following the Conversion Date, the Company shall, on presentation and surrender of the certificate or certificates representing the Series A Non-Voting Preferred Shares called for conversion at the place or places specified in the notice of conversion, issue and deliver to such holder of Series A Non-Voting Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class A Non-Voting Shares entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date or, if the Conversion Event is a Qualified IPO, then immediately prior to the consummation of the Qualified IPO, and the person or persons entitled to receive the Class A Non-Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Non-Voting Shares as of such date. The issuance of certificates for Class A Non-Voting Shares, upon conversion of the Series A Non-Voting Preferred Shares, shall be made without charge to the holder but the holder shall pay any governmental or other tax imposed on or in respect of such conversion. If less than all of the Series A Non-Voting Preferred Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the number of Series A Non-Voting Preferred Shares represented by the original certificate which are not to be converted.

                  (b) The Company shall have the right at any time on or after the Conversion Date to deposit the certificate or certificates representing Class A Non-Voting Shares into trust for holders of the Series A Non-Voting Preferred Shares called for conversion, which have not at the date of such deposit been surrendered in connection with such conversion. Certificates deposited into trust shall be held by the Company or other designated person named in the notice of conversion or in a subsequent notice to the registered holders of the Series A Non-Voting Preferred Shares in respect of which the deposit was made. Upon such deposit being made, the Series A Non-Voting Preferred Shares in respect of which such deposit shall have been made shall be deemed to have been converted and the rights of the holders thereof after such deposit or such Conversion Date, as the case may be shall be, limited to receiving the certificate or certificates representing the Class A Non-Voting Shares to which they are entitled upon presentation and surrender of the certificate or certificates representing the Series A Non-Voting Preferred Shares being converted.

         (5) Before any holder of Series A Non-Voting Preferred Shares shall be entitled to convert the same into Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Non-Voting Preferred Shares, together with a written notice to the Company stating therein: the name or names in which the certificate or certificates for Common Shares or Preferred Shares are to be issued; the number of Series A Non-Voting Preferred Shares to be converted; and notice of such holder's election to convert such Series A Non-Voting Preferred Shares. After giving such notice in writing, the election of the holder of Series A Non-Voting Preferred Shares shall be irrevocable although may be subject to the condition described below when the conversion is in connection with an underwritten public offering. The Company shall, within three (3) days of such written notice, issue and deliver at such office to such holder of Series A Non-Voting Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares, as the case may be, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Non-Voting Preferred Shares to be converted, and the person or persons entitled to receive the shares of Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares, as the case may be, as of such date. If the conversion is in connection with an underwritten public offering of securities (other than a Qualified IPO), the conversion into Common Shares may, at the option of any holder tendering Series A Non-Voting Preferred Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Shares upon conversion of the Series A Non-Voting Preferred Shares shall not be deemed to have converted such Series A Non-Voting Preferred Shares until immediately prior to the closing of such sale of securities. The issuance of certificates for Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares, as the case may be, upon conversion of the Series A Non-Voting Preferred Shares shall be made without charge to the holder but the holder shall pay any stamp, documentary or similar tax imposed on or in respect of such conversion. If less than all of the Series A Non-Voting Preferred Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the number of Series A Non-Voting Preferred Shares which are not to be converted.

         (6) The Company shall at no time close its transfer books against the transfer of any Series A Non-Voting Preferred Shares, or of any Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares issuable upon the conversion of any Series A Non-Voting Preferred Shares, in any manner which interferes with the timely conversion of such Series A Non-Voting Preferred Shares, except as may otherwise be required to comply with applicable laws or the provisions of the Attachment to these Articles.

         (7) As used in this Section 1.6 the term "Class A Non-Voting Shares" shall mean and include the Company's Class A Non-Voting Shares as constituted on the Initial Issue Date, and shall also include any shares of any class of the capital of the Company thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor be entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company provided that the Class A Non-Voting Shares receivable upon conversion of Series A Non-Voting Preferred Shares shall include only shares designated as Class A Non-Voting Shares of the Company on the Initial Issue Date, or in case of any reorganization or reclassification of the outstanding shares thereof, the shares, securities or assets to be issued in exchange for such Class A Non-Voting Shares pursuant thereto.

         (8) If the Company shall be a party to any transaction including without limitation, an amalgamation, arrangement, consolidation, sale of all or substantially all of the Company's assets or a reorganization, reclassification or recapitalization of the capital of the Company but excluding any transaction for which provision for adjustment is otherwise made in this Section 1.6 (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which Class A Non-Voting Shares are converted into the right to receive shares, securities or other property (including, without limitation, cash or any combination thereof), each Series A Non-Voting Preferred Share shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of Class A Non-Voting Shares of the Company deliverable upon conversion of such Series A Non-Voting Preferred Shares would have been entitled upon such Transaction; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this Section 1.6 with respect to the rights and interest thereafter of the holders of the Series A Non-Voting Preferred Shares, to the end that the provisions set forth in this Section 1.6 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series A Non-Voting Preferred Shares. The Company shall not effect any Transaction unless prior to or simultaneously with the consummation thereof the Company or purchaser, as the case may be, shall provide in its charter document that each Series A Non-Voting Preferred Share shall be converted into such shares, securities or property as, in accordance with the foregoing provisions, each such holder is entitled to receive. The provisions of this Section 1.6(8) shall similarly apply to successive Transactions.

         (9) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Non-Voting Preferred Shares, and the number of Common Shares to be issued shall be rounded down to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Non-Voting Preferred Shares the holder is at the time converting into Common Shares or Series

B Subordinate Voting Preferred Shares and the number of Common Shares or Series B Subordinate Voting Preferred Shares issuable upon such aggregate conversion.

         (10) If an event not specified in this Section 1.6 occurs that has substantially the same economic effect on the Series A Non-Voting Preferred Shares as those specifically enumerated above in this Section 1.6, then this
Section 1.6 shall be construed liberally, mutatis mutandis, in order to give the holders of Series A Non-Voting Preferred Shares the intended benefit of the protections provided under this Section 1.6. In such event, the Company's Board of Directors shall make an appropriate adjustment in the Conversion Ratio so as to protect the rights of the holders of Series A Non-Voting Preferred Shares; provided that no such adjustment shall increase or decrease the Conversion Ratio as otherwise determined pursuant to this Section 1.6 or decrease the number of Class A Non-Voting Shares issuable upon conversion of each Series A Non-Voting Preferred Share.

         (11) The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, and will at all times in good faith assist in the carrying out of all the provisions of this Section 1.6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Non-Voting Preferred Shares against impairment.

         (12) All calculations under this Section 1.6 shall be made to (a) the nearest cent or (b) the nearest one hundredth of a share or (c) the nearest one percent, as the case may be.

1.7               NOTICE OF CERTAIN EVENTS

                  In case, at any time while any Series A Non-Voting Preferred Shares are outstanding,

         (1) the Company shall declare a dividend (or any other distribution) on its Common Shares;

         (2) the Company shall authorize the issuance to the holders of its Common Shares, of Common Share Equivalents, or rights or warrants to subscribe for or purchase Common Shares or of any other subscriptions rights or warrants;

         (3) the Company shall authorize any reorganization, reclassification or recapitalization of its Common Shares;

         (4) the Company shall authorize the consolidation or merger of the Company into or with any other person, the sale or transfer of all or substantially all of its business or assets to another person, or any other similar business combination or transaction; or

         (5) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up on the Company,

then the Company shall promptly deliver to the transfer agent of the Series A Non-Voting Preferred Shares, if any, and to each of the holders of Series A Non-Voting Preferred Shares at their last addresses as they shall appear on the register for the Series A Non-Voting Preferred Shares, at least 15 days before the date hereafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice describing such event and stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

1.8               REPORTS AS TO ADJUSTMENT

                  Upon any adjustment of the Conversion Ratio then in effect pursuant to the provisions of Section 1.6 of this Article C then, and in each such case, the Company shall promptly deliver to each of the holders of the Series A Non-Voting Preferred Shares, a certificate signed by an officer of the Company setting forth in reasonable detail the event requiring the adjustment, the method by which such adjustment was calculated and the Conversion Ratio then in effect following such Adjustment. Where appropriate, such notice to holders of the Series A Non-Voting Preferred Shares may be given in advance.

1.9               MANDATORY REDEMPTION

                  On November 2, 2009 (the "Redemption Date"), the Company shall redeem all the Series A Non-Voting Preferred Shares then outstanding and not theretofore surrendered for conversion, as follows: Thirty days prior to the Redemption Date, the Company shall give written notice to all holders of Series A Non-Voting Preferred Shares which shall specify the Redemption Date. For each Series A Non-Voting Preferred Share which is to be redeemed, the Company shall be obligated on the Redemption Date to pay and deliver share certificates to the holder thereof (upon surrender by such holder at the Company's principal executive office of the certificate representing such share or an Affidavit of Loss with respect thereto) (a) an amount in immediately available funds equal to the Series A Non-Voting Liquidation Value, and (b) such number of Class A Non-Voting Shares as have an aggregate Market Price (as determined on the day immediately before the Redemption Date) equal to the excess of the Market Price (as determined on the day immediately before the Redemption Date) of the Series A Non-Voting Preferred Share over the Series A Non-Voting Liquidation Value. All Class A Non-Voting Shares shall, when issued as contemplated herein, be validly issued, fully paid and non-assessable. If the funds of the Company legally available for redemption of the Series A Non-Voting Preferred Shares on the Redemption Date are insufficient to redeem the total number of such shares to be redeemed on such date, then those funds which are legally available shall be used to redeem the maximum possible number of such shares ratably among the holders thereof, based upon the aggregate Series A Non-Voting Liquidation Value of such Series A Non-Voting Preferred Shares held by each such holder. At any time thereafter when additional funds of the Company are legally available for the redemption of Series A Non-Voting Preferred Shares, such funds shall immediately be used to redeem on a similar ratable basis the balance of such shares. Notwithstanding the foregoing, each holder of Series A Non-Voting Preferred Shares shall be entitled to convert all or any portion of such holder's shares pursuant to Section 1.6 of this Article C prior to the Redemption Date and thereafter until such Series A Non-Voting Preferred Shares are redeemed.

1.10              RESERVATION OF SHARES ISSUABLE UPON CONVERSION

                  The Company shall at all times reserve and keep available out of its authorized but unissued Class A Non-Voting Shares and out of its authorized but unissued Preferred Shares solely for the purpose of effecting the conversion of the issued or issuable Series A Non-Voting Preferred Shares, such number of its Class A Non-Voting Shares and Series B Subordinate Voting Preferred Shares, as the case may be, as shall from time to time be sufficient to effect the conversion of all outstanding Series A Non-Voting Preferred Shares, and if at any time the number of authorized but unissued Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares shall not be sufficient to effect the conversion of all then outstanding Series A Non-Voting Preferred Shares, the Company will take all such corporate action as may be necessary to increase its authorized but unissued Class A Non-Voting Shares or Series B Subordinate Voting Preferred Shares to such number of shares as shall be sufficient for such purpose. All Class A Non-Voting Shares and Series B Subordinate Voting Preferred Shares shall, when issued upon conversion as contemplated herein, be validly issued, fully paid and non-assessable.

1.11              LISTING ON SECURITIES EXCHANGES, ETC.

                  The Company will list on each national securities exchange on which any Common Shares may at any time be listed, subject to official notice of issuance upon the conversion of the Series A Non-Voting Preferred Shares, all Class A Non-Voting Shares from time to time issuable upon the conversion of Series A Non-Voting Preferred Shares and will maintain such listing as long as any Class A Non-Voting Shares are listed.

1.12              CERTAIN COVENANTS

                  Any registered holder of Series A Non-Voting Preferred Shares may proceed to protect and enforce its rights and the rights of any other holders of Series A Non-Voting Preferred Shares with any and all remedies available at law or in equity.

1.13              DEFINITIONS

                  In addition to any other terms defined herein for purposes of this Article C, the following terms shall have the meaning indicated (references to particular sections of the Purchase Agreement or Shareholders Agreement shall include any amended, successor or substitute provisions in such agreements, as they may be amended from time to time in accordance with their respective terms):

                  "Additional Issuance Ratio" is defined in Section 1.4(b) of the Purchase Agreement.

                  "Affidavit of Loss" an affidavit or agreement satisfactory to the Company to indemnify the Company (without the need to post any bond or other security for such obligation) from any loss incurred in connection with the loss of any share certificate evidencing shares of the Company's Capital Securities.

                  "Business Day" means any day other than a Saturday, Sunday or a day when commercial banks in New York City or Vancouver, British Columbia are required to be closed.

                  "Capital Securities" means, as to any Person that is a Company, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and non voting capital stock, and, as to any Person that is not a corporation or an individual, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

                  "Common Share Equivalent" shall mean securities convertible into, or exchangeable or exercisable for Common Shares of any class.

                  "Common Shares" means the Class " Non-Voting Shares, Class B Subordinate Voting Shares and Class C Multiple Voting Shares in the capital of the Company.

                  "Conversion Event" means (i) a Qualified IPO or (ii) (x) there shall occur an underwritten public offering providing gross proceeds to the Company and selling shareholders of at least U.S. $150,000,000 before deducting underwriting discounts, commissions and offering expenses and (y) thereafter the closing price for a period of 45 consecutive trading days per listed Common Share is at least 300% of the per share price obtained by dividing US$345,000,000 by the number of Series A Non-Voting Preferred Shares, Common Shares or Common Share Equivalents issued by the Company pursuant to Section 1.1 and 1.4 of the Purchase Agreement (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event). For purposes of clause (ii) above, the closing price of each day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the listed Common Shares are listed or the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ.

                  "Conversion Ratio" determined as of any date, shall equal the number of Class A Non-Voting Shares (in the aggregate) into which one share of Series A Non-Voting Preferred Shares is convertible pursuant to Section 1.6 of this Article C.

                  The term "distribution" shall include the transfer of cash or property to the holders of a class of shares of the Company, without consideration, whether by way of dividend or otherwise (except a dividend in shares of such class), or the purchase or redemption of shares of the Company, for cash or property, including such transfer, purchase or redemption by a subsidiary of the Company. The time of any distribution by way of dividends shall be the date of declaration thereof, and the time of any distribution by purchase or redemption of shares shall be the date on which cash or property is transferred by the Company, whether or not pursuant to a contract of an earlier date; provided, however, that, where a debt security is issued in exchange for shares, the time of the distribution is the date when a Company acquires the shares for such exchange.

                  "Dollars" and the symbol "$" shall mean, unless otherwise indicated, U.S. dollars, and the symbol "C$" shall refer to Canadian dollars.

                  "Employee Shares" is defined in Section 1.4(b) of the Purchase Agreement.

                  "Event of Default" means (i) the Company shall default in the performance of or compliance with the terms of Section 1.9 of this Article C or
(ii) Ledcor Inc. shall default in the performance of or compliance with Section
12.4 of the Shareholders Agreement.

                  "Initial Issue Date" means the date on which the first Series A Non-Voting Preferred Shares were issued by the Company.

                  "Initial Purchase Price" means, U.S. $38.909 per Series A Non-Voting Preferred Share, (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving Common Shares after the Initial Issue Date).

                  "Junior Shares" shall mean any of the Company's Common Shares and all other Capital Securities of the Company (other than the Series A Non-Voting Preferred Shares and the Series B Subordinate Voting Preferred Shares, which shall rank equally with the Series A Non-Voting Preferred Shares).

                  "Market Price" of any security with a Minimum Float means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive Business Days prior to such day. If there is not a Minimum Float with respect to the Series A Non-Voting Preferred Shares, then the Market Price of a Series A Non-Voting Preferred Share shall be determined as equal to the Market Price of a Common Share times the number of Common Shares into which the Series A Non-Voting Preferred Share is convertible as of the date of determination of the Market Price. If at any time such security does not have a Minimum Float or is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the holders of a majority of the Series A Non-Voting Preferred Shares. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the holders of a majority of the Series A Non-Voting Preferred Shares. If the Company and the holders of a majority of the Series A Non-Voting Preferred

Shares are unable to agree on the selection of an independent appraiser within 30 days of the date when the holders of a majority of the Series A Non-Voting Preferred Shares have first delivered notice in writing to the Company of the name of a proposed independent appraiser, then the holders of a majority of the Series A Non-Voting Preferred Shares may request the President of the American Arbitration Association to appoint an independent appraiser and such appointment shall be final and binding for purposes of determination of the Market Price in question. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

                  "Minimum Float" is achieved if the product of (i) the closing price of a security listed on any securities exchange or quoted in the NASDAQ system or the over-the-counter market multiplied by (ii) the number of shares or units of such security registered pursuant to the United States Securities Act of 1933, as then in effect, and held by the public is at least U.S. $150,000,000.

                  "Minority Roll-Up Transaction" is defined in Section 1.4(b) of the Purchase Agreement.

                  "Minority Roll-Up Factor" means the sum of (i) 1.00 plus (ii) the Additional Issuance Ratio.

                  "Minority Roll-Up Shares" is defined in Section 1.4(b) of the Purchase Agreement.

                  "Person" shall include an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative.

                  "Public Sale" is defined in Section 1.27 of the Shareholders Agreement.

                  "Purchase Agreement" means the Preferred Share Purchase Agreement dated September 7, 1999 among the Company and the parties named as "Investors" therein, as the same may be amended from time to time in accordance with its terms.

                  "Qualified IPO" shall mean the Company's first BONA FIDE underwritten public offering of Common Shares pursuant to a preliminary prospectus and a prospectus if under Canadian federal and provincial securities laws and pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, (i) resulting in at least U.S. $150,000,000 of gross aggregate proceeds to the Company and any selling stockholders before deducting underwriting discounts and commissions and offering expenses, (ii) the gross offering price per share of which is at least 300% of the per share price obtained by dividing U.S.$345,000,000 by the number of Series A Non-Voting Preferred Shares, Common Shares or Common Share Equivalents issued by the Company pursuant to Sections 1.1 and 1.4 of the Purchase Agreement (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event), and
(iii) upon the consummation of which the Class A Non-Voting Shares or Class B Subordinate Voting Shares are listed on The Toronto Stock Exchange and on a U.S. national securities exchange or quoted on Nasdaq National Market.

                  "Shareholders Agreement" means the Shareholders Agreement dated as of September 9, 1999 among the Company and the parties named therein, as the same may be amended from time to time in accordance with its terms.

D.       SERIES B SUBORDINATE VOTING PREFERRED SHARES

1.                SERIES RIGHTS

1.1               DESIGNATION AND NUMBER

                  The second series of Preferred Shares shall consist of 100,000,000,000 Preferred Shares, which shares shall be designated as Series B Subordinate Voting Preferred Shares (the "Series B Subordinate Voting Preferred Shares") and which, in addition to the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions as set forth herein. The Company shall only issue Series B Subordinate Voting Preferred Shares pursuant to the Purchase Agreement or upon the conversion of Series A Non-Voting Preferred Shares.

1.2               DIVIDENDS

                  The holders of Series B Subordinate Voting Preferred Shares shall be entitled to receive dividends equivalent on a per share basis to any dividends declared, paid, issued or distributed with respect to shares of Common Shares into which such share of Series B Subordinate Voting Preferred Shares could be converted pursuant to the provisions of Section 1.6 of this Article D, on the record date for the determination of holders of Common Shares entitled to such dividends. The Board of Directors may not declare, and the Company shall not pay, issue or distribute, any dividend on any Common Shares unless simultaneously the Board of Directors declares, and the Company pays, issues or distributes the dividend on the Series B Subordinate Voting Preferred Shares specified in the first sentence of this Section 1.2. The holders of Series B Subordinate Voting Preferred Shares shall not be entitled to any dividend other than, or in excess of, the dividends as hereinbefore provided.

1.3               VOTING RIGHTS

                  The holders of the Series B Subordinate Voting Preferred Shares shall be entitled, as such, to receive notice of and to attend (in person or by proxy) and be heard at all meetings of the shareholders of the Company (other than separate meetings of the holders of shares of any other class of shares of the Company or of shares of any series of shares of any such other class of shares) and to vote at all such meetings and each holder of Series B Subordinate Voting Preferred Shares shall be entitled to one vote at any such meeting per Series B Subordinate Voting Preferred Share held by such holder as at the record date for such meeting.

1.4               RETIRED SHARES

                  Any Series B Subordinate Voting Preferred Shares converted, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. None of such Series B Subordinate Voting Preferred Shares shall be reissued by the Company.

1.5               LIQUIDATION, DISSOLUTION OR WINDING UP

         (1) Upon (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) a sale of all or substantially all of the assets of the Company or (iii) a reorganization of the Company required by any court or administrative body in order to comply with any provision of law (each of the events referred to in clauses (i), (ii) and (iii) being referred to as a "Liquidation"), the holders of Series B Subordinate Voting Preferred Shares shall be entitled to receive and to be paid out of assets of the Company available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the greater of (i) the Series B Subordinate Voting Liquidation Value with respect to each such outstanding Series B Subordinate Voting Preferred Share, and (ii) the amount which would have been paid in such Liquidation, based upon the number of Class B Subordinate Voting Shares into which a Series B Subordinate Voting Preferred Share could be converted pursuant to the provisions of Section 1.6 of this Article D. If, upon any Liquidation of the Company, the assets of the Company available for distribution shall be insufficient to pay in full the Series B Subordinate Voting Liquidation Value with respect to each outstanding Series B Subordinate Voting Preferred Share, then such assets shall be distributed among the holders of Series B Subordinate Voting Preferred Shares ratably in accordance with the respective amounts that would be payable on such Series B Subordinate Voting Preferred Shares if such assets were sufficient to permit payment in full of all amounts payable thereon.

         (2) After the payment to the holders of Series B Subordinate Voting Preferred Shares of the full amount of the liquidating distribution to which they are entitled under this Section 1.5, the holders of the Series B Subordinate Voting Preferred Shares as such shall have no right or claim to any of the remaining assets of the Company and shall not be entitled to share in any further distribution of assets of the Company.

         (3) Any consolidation, merger or other business combination of the Company with or into any other Person or Persons shall be deemed to be a Liquidation for purposes of this Section 1.5, except for any such merger, consolidation or other business combination where, after the completion of such transaction, the holders of voting shares in the capital of the Company immediately prior to such merger, consolidation or other business combination will beneficially own a majority of the voting shares in the capital of the surviving or acquiring entity. Notwithstanding the foregoing, no consolidation, merger or other business combination of the Company with or into any other Person shall be deemed to be a Liquidation for the purposes of this Section 1.5 if the holders of not less than 85% of the issued and outstanding Series B Subordinate Voting Preferred Shares waive in writing the provisions of this
Section 1.5 with respect to such event.

         (4) "Series B Subordinate Voting Liquidation Value" determined as of any date shall mean, in respect of each Series B Subordinate Voting Preferred Share, the sum of (A) an amount equal to the Initial Purchase Price plus an amount equal to six percent (6%) of the Initial Purchase Price, compounded annually on each anniversary of the Initial Issue Date prior to the date of determination and (B) all declared but unpaid dividends per Series B Subordinate Voting Preferred Shares, if any. The Series B Subordinate Voting Liquidation Value shall also be subject to adjustment as provided in Section 1.5(6) of this Article D.

         (5) Notwithstanding the foregoing, (i) the rate of six percent (6%) referred to in Clause (A) of Section 1.5(4) of this Article D shall be read as eight percent (8%) from such time and as long as an Event of Default shall have occurred and be continuing and (ii) no amount shall be added to the Initial Purchase Price pursuant to clause (A) of Section 1.5(4) of this Article D if the Company shall consummate a Qualified IPO prior to the first anniversary of the Initial Issue Date.

         (6) The Series B Subordinate Voting Liquidation Value shall be multiplied by a factor equal to the sum of (x) 1.00 and (y) the Additional Issuance Ratio if and for so long as the Company is in default in the performance of or compliance with Section 1.4(a), 1.4(b) or 1.4(c) of the Purchase Agreement.

1.6               CONVERSION

         (1) If a Conversion Event occurs, each Series B Subordinate Voting Preferred Share may, at the option of the Company, and in compliance with the provisions of Section 1.6(4) of this Article D, be converted into a number of Class B Subordinate Voting Shares equal to the Conversion Ratio. In addition, at the option of the holder of any Series B Subordinate Voting Preferred Shares, such holder shall have the right, at any time and from time to time, by written notice to the Company, to convert each Series B Subordinate Voting Preferred Share owned by such holder into (a) a number of Class B Subordinate Voting Shares equal in the aggregate to the Conversion Ratio or (b) Series A Non-Voting Preferred Shares on a one for one basis, in each case without payment of any additional consideration.

         (2) The Conversion Ratio, determined at any time, shall equal one (1.00) plus an adjustment equal to six percent (6%) of the Conversion Ratio, compounded annually on each anniversary of the Initial Issue Date prior to the date of determination but, from such time and as long as an Event of Default shall have occurred and be continuing, the rate of six percent (6%) referred to above in this Section 1.6(2) shall be read as eight percent (8%); provided, however, that if the Company consummates a Qualified IPO prior to the first anniversary of the Initial Issue Date then no adjustment shall be made pursuant to this sentence. This Conversion Ratio shall also be adjusted as provided below in this Section 1.6(2). The Conversion Ratio shall be multiplied by a factor equal to the sum of (x) 1.00 and (y) the Additional Issuance Ratio if and for so long as the Company is in default in the performance of or compliance with
Section 1.4(a), 1.4(b) or 1.4(c) of the Purchase Agreement. The Conversion Ratio shall also be subject to adjustment from time to time as follows:

                  (a) If the Company at any time or from time to time after the Initial Issue Date (A) pays any dividend or makes any distribution in additional Common Shares of the Company or of securities convertible into, or exchangeable or exercisable for, shares of Common Shares of the Company, (B) subdivides the outstanding Common Shares, (C) combines the outstanding Common Shares into a smaller number of shares or (D) issues by reclassification of the Common Shares any shares in the capital of the Company, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of Series B Subordinate Voting Preferred Shares thereafter convertible into Class B Subordinate Voting Shares pursuant to this Section 1.6 shall be entitled to receive the number and type of Class B Subordinate Voting Shares or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series B Subordinate Voting Preferred Shares been converted into Class B Subordinate Voting Shares immediately prior to the happening of such event or the record date therefore, whichever is earlier. An adjustment made pursuant to this clause (a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Common Shares entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

                  (b) If the Company issues to all (or substantially all) holders of Common Shares any rights or subscriptions to purchase Common Shares or Common Share Equivalents after the Initial Issue Date at a price per Common Share (or having a conversion or exercise price per share in the case of Common Share Equivalents) of less than either (i) the Series B Subordinate Voting Liquidation Value or (ii) the Market Price of the Common Shares on the earlier of the date of such issuance or the record date therefor (the "Applicable Date") then, in each such case the Conversion Ratio shall be adjusted by multiplying
(A) the Conversion Ratio in effect at the close of business on the day immediately prior to the Applicable Date by (B) a fraction, the numerator of which shall be the sum of (1) the number of Common Shares outstanding at the close of business on the date immediately prior to the Applicable Date and (2) the number of additional Common Shares issued or issuable upon acceptance, conversion, exchange or exercise of such rights or subscriptions (or upon conversion, exchange or exercise of Common Share Equivalents issued or issuable pursuant to such rights or subscriptions), and the denominator of which shall be the sum of (x) the number of Common Shares outstanding at the close of business on the date immediately prior to the Applicable Date and (y) the number of Common Shares which would be purchasable for the aggregate consideration received by the Company upon issuance of such Common Shares or Common Share Equivalents or receivable by the Company for the total number of Common Shares issuable upon acceptance conversion, exchange or exercise of such rights or subscriptions (or upon conversion, exchange or exercise of Common Share Equivalents issued or issuable pursuant to such rights or subscriptions) if the price per share for such purchase, conversion, exchange or exercise was equal to the greater of (i) the Series B Subordinate Voting Liquidation Value or (ii) the Market Price of the Common Shares as of the Applicable Date. An adjustment made pursuant to this clause (b) shall become effective immediately after the close of business on the Applicable Date.

                  (c) Except with respect to Deemed Outstanding Securities (as defined below), if the Company issues any Common Shares (or Common Share Equivalents) after the Initial Issue Date at a price per Common Share (or having a conversion or exercise price per share in the case of Common Share Equivalents) of less than either (i) the Series B Subordinate Voting Liquidation Value or (ii) the Market Price of the Common Shares on the date of issuance of such Common Shares (or Common Share Equivalents), then, in each such case, the Conversion Ratio shall be adjusted by multiplying (A) the Conversion Ratio in effect at the close of business on the day immediately prior to the date of issuance of such Common Shares (or Common Share Equivalents) by (B) a fraction, the numerator of which shall be the sum of (l) the number of Common Shares outstanding at the close of business on the date immediately prior to the date of issuance of such Common Shares (or Common Share Equivalents) and (2) the number of such additional Common Shares and the number of Common Shares issued or issuable upon conversion, exchange or exercise of such Common Share Equivalents, and the denominator of which shall be the sum of (x) the number of Common Shares outstanding on the date immediately prior to the date of issuance of such Common Shares (or Common Share Equivalents) and (y) the number of Common Shares which would be purchasable for the aggregate consideration received by the Company upon issuance of such Common Shares or Common Share Equivalents or receivable by the Company for the total number of Common Shares issuable or issuable upon conversion, exchange or exercise of Common Share Equivalents if the price per share for such purchase, conversion, exchange or exercise was equal to the greater of (i) the Series B Subordinate Voting Liquidation Value or (ii) the Market Price of the Common Shares as of the date of issuance of such Common Shares (or Common Share Equivalents). An adjustment made pursuant to this clause (c) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. "Deemed Outstanding Securities" shall mean (i) the stock options and Class A Non-Voting Shares to be issued upon the exercise of such stock options, initially issued or issuable, or Permitted Reissued Options (as defined in the Purchase Agreement) pursuant to the 1998 Long Term Incentive and Share Award Plan (Amended) of the Company exercisable for a maximum of 4,445,813 Class A Non-Voting Shares; (ii) any Series A Non-Voting Preferred Shares issued pursuant to the Purchase Agreement or any Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares issued on the conversion of the Series B Subordinate Voting Preferred Shares; (iii) 4,500,000 Common Shares issued, or to be issued, in consideration for the acquisition by the Company of fiber assets and related rights and obligations from Ledcor Industries Limited or Ledcor Industries Inc. under the amended and restated Share Purchase Agreement dated September 7, 1999 between Ledcor Industries Limited, Ledcor Industries Inc. and the Company; (iv) any Class A Non-Voting Shares issued on conversion of the Series B Subordinate Voting Shares; (v) any Common Shares or Common Share Equivalents issued pursuant to a Minority Roll-Up Transaction; (vi) any Common Shares, or Common Share Equivalents issued pursuant to an event described in clauses (a) or (b) of this
Section 1.6(2); or (vii) 26,080,000 Class A Non-Voting Shares and 4,920,000 Class C Multiple Voting Shares issued to Gregory B. Maffei.

                  (d) For purposes of this Section 1.6(2) the aggregate consideration receivable by the Company in connection with the issuance of Common Shares and/or Common Share Equivalents shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Shares and/or Common Share Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Share Equivalents. Upon the expiration or termination of any unconverted, unexchanged or unexercised Common Share Equivalents for which an adjustment has been made pursuant to clause (b) or clause (c) of this Section 1.6(2), the adjustments shall forthwith be reversed to effect such Conversion Ratio as would have been in effect at the time of such expiration or termination had such Common Share Equivalents, to the extent outstanding immediately prior to such expiration or termination, never been issued. The consideration received by the Company in connection with the sale or issuance of Common Shares (or Common Share Equivalents) shall be computed as follows:

                           (A) insofar as such consideration consists of cash,
such consideration shall equal the aggregate amount of cash received by the Company prior to amounts paid or payable for accrued interest or accrued dividends and prior to any commissions or expenses paid by the Company;

                           (B) insofar as such consideration consists of
property other than cash, such consideration shall be calculated at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors, which shall be based upon a written opinion of an investment banking or appraisal firm of national standing in the United States if such consideration is given a value exceeding $10 million; and

                           (C) in the event Common Shares or Common Share
Equivalents are issued together with other securities or other assets of the Company for consideration that is allocable to both such Common Shares and Common Share Equivalents, and to such other securities and assets, the portion of such consideration allocable to such Common Shares or Common Share Equivalents shall be that set forth in the instruments and agreements issued or entered into in connection with such transaction, and if no such allocation is so set forth, then the portion of such consideration allocable to such Common Shares or Common Share Equivalents, calculated as provided in clauses (A) and
(B) above, as determined in good faith by the Board of Directors.

                  (e) For purposes of this Section 1.6(2) the number of Common Shares at any time outstanding shall mean the aggregate of all Common Shares then outstanding (other than any Common Shares then owned or held by or for the account of the Company).

                  (f) If the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Ratio then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

         (3) Subject to compliance with the provisions of Section 1.6(5) of this Article D, each holder of Series B Subordinate Voting Preferred Shares shall be entitled at any time and from time to time to have all or any part of the Series B Subordinate Voting Preferred Shares held by such holder converted into validly issued, fully paid and non-assessable Series A Non-Voting Preferred Shares upon the basis of one Series A Non-Voting Preferred Share for each Series B Subordinate Voting Preferred Share in respect of which the conversion right is exercised.

         (4) Before the Company shall be entitled to convert Series B Subordinate Voting Preferred Shares into Class B Subordinate Voting Shares pursuant to Section 1.6(1) of this Article D, the Company shall not less than 10 days and not more than 20 days before the date specified for conversion (the "Conversion Date") send by prepaid first class mail or deliver to the registered address of each person who at the date not more than 7 days prior to the date of mailing or delivery is a registered holder of Series B Subordinate Voting Preferred Shares to be converted a notice in writing of the intention of the Company to convert the Series B Subordinate Voting Preferred Shares registered in the name of such holder. Accidental failure or omission to give such notice to one (1) or more holders shall not affect the validity of such conversion, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and such notice shall have the same force and effect as if given in due time. Such notice shall set out the number of Series B Subordinate Voting Preferred Shares held by the person to whom it is addressed which are to be converted, the Conversion Ratio, the Conversion Date and the place or places at which holders of Series B Subordinate Voting Preferred Shares may present and surrender such shares for conversion. After the giving of such notice in writing, the election of the Company shall be irrevocable.

                  (a) Within three (3) days following the Conversion Date, the Company shall, on presentation and surrender of the certificate or certificates representing the Series B Subordinate Voting Preferred Shares called for conversion at the place or places specified in the notice of conversion, issue and deliver to such holder of Series B Subordinate Voting Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class B Subordinate Voting Shares entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the Class B Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class B Subordinate Voting Shares as of such date. The issuance of certificates for Class B Subordinate Voting Shares, upon conversion of the Series B Subordinate Voting Preferred Shares, shall be made without charge to the holder but the holder shall pay any stamp, documentary or similar tax imposed on or in respect of such conversion. If less than all of the Series B Subordinate Voting Preferred Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the number of Series B Subordinate Voting Shares represented by the original certificate which are not to be converted.

                  (b) The Company shall have the right at any time on or after the Conversion Date to deposit the certificate or certificates representing Class B Subordinate Voting Shares into trust for holders of the Series B Subordinate Voting Preferred Shares called for conversion, which have not at the date of such deposit been surrendered in connection with such conversion. Certificates deposited into trust shall be held by the Company or other designated person named in the notice of conversion or in a subsequent notice to the registered holders of the Series B Subordinate Voting Preferred Shares in respect of which the deposit was made. Upon such deposit being made, the Series B Subordinate Voting Preferred Shares in respect of which such deposit shall have been made shall be deemed to have been converted and the rights of the holders thereof after such deposit or such Conversion Date, as the case may be, shall be limited to receiving the certificate or certificates representing the Class B Subordinate Voting Shares to which they are entitled upon presentation and surrender of the certificate or certificates representing the Series B Subordinate Voting Preferred Shares being converted.

         (5) Before any holder of Series B Subordinate Voting Preferred Shares shall be entitled to convert the same into Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series B Subordinate Voting Preferred Shares, together with a written notice to the Company stating therein: the name or names in which the certificate or certificates for Common Shares or Preferred Shares are to be issued; the number of Series B Subordinate Voting Preferred Shares to be converted; and notice of such holder's election to convert such Series B Subordinate Voting Preferred Shares. After giving notice in writing, the election of the holder of Series B Subordinate Voting Preferred Shares shall be irrevocable although may be subject to the condition described below when the conversion is in connection with an underwritten public offering. The Company shall, within three (3) days of such written notice, issue and deliver at such office to such holder of Series B Subordinate Voting Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class B Subordinate Voting Shares or Series A Non-Voting

Preferred Shares, as the case may be, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series B Subordinate Voting Preferred Shares to be converted, and the person or persons entitled to receive the shares of Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares, as the case may be, as of such date. If the conversion is in connection with an underwritten public offering of securities (other than a Qualified IPO), the conversion into Common Shares may, at the option of any holder tendering Series B Subordinate Voting Preferred Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Shares upon conversion of the Series B Subordinate Voting Preferred Shares shall not be deemed to have converted such Series B Subordinate Voting Preferred Shares until immediately prior to the closing of such sale of securities. The issuance of certificates for Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares, as the case may be, upon conversion of the Series B Subordinate Voting Preferred Shares shall be made without charge to the holder thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Subordinate Voting Preferred Shares which is being converted.

         (6) The Company shall at no time close its transfer books against the transfer of any Series B Subordinate Voting Preferred Shares, or of any Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares issuable upon the conversion of any Series B Subordinate Voting Preferred Shares, in any manner which interferes with the timely conversion of such Series B Subordinate Voting Preferred Shares, except as may otherwise be required to comply with applicable laws or the provisions of the Attachment for these Articles.

         (7) As used in this Section 1.6 the term "Class B Subordinate Voting Shares" shall mean and include the Company's issued Class B Subordinate Voting Shares as constituted on the Initial Issue Date, and shall also include any shares of any class of the capital of the Company thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor be entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company provided that the Class B Subordinate Voting Shares receivable upon conversion of Series B Subordinate Voting Preferred Shares shall include only shares designated as Class B Subordinate Voting Shares of the Company on the Initial Issue Date, or in case of any reorganization or reclassification of the outstanding shares thereof, the shares, securities or assets to be issued in exchange for such Class B Subordinate Voting Shares pursuant thereto.

         (8) If the Company shall be a party to any transaction including without limitation, an amalgamation, arrangement, consolidation, sale of all or substantially all of the Company's assets or a reorganization, reclassification or recapitalization of the capital of the Company but excluding any transaction for which provision for adjustment is otherwise made in this Section 1.6 (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which Class B Subordinate Voting Shares are converted into the right to receive shares, securities or other property (including, without limitation, cash or any combination thereof), each Series B Subordinate Voting Preferred Share shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of Class B Subordinate Voting Shares of the Company deliverable upon conversion of such Series B Subordinate Voting Preferred Shares would have been entitled upon such Transaction; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this Section 1.6 with respect to the rights and interest thereafter of the holders of the Series B Subordinate Voting Preferred Shares, to the end that the provisions set forth in this Section 1.6 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series B Subordinate Voting Preferred Shares. The Company shall not effect any Transaction unless prior to or simultaneously with the consummation thereof the Company or purchaser, as the case may be, shall provide in its charter document that each Series B Subordinate Voting Preferred Share shall be converted into such shares, securities or property as, in accordance with the foregoing provisions, each such holder is entitled to receive. The provisions of this Section 1.6(8) shall similarly apply to successive Transactions.

         (9) No fractional shares shall be issued upon the conversion of any share or shares of the Series B Subordinate Voting Preferred Shares, and the number of Common Shares to be issued shall be rounded down to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Subordinate Voting Preferred Shares the holder is at the time converting into Common Shares or Series A Non-Voting Preferred Shares and the number of Common Shares or Series A Non-Voting Preferred Shares issuable upon such aggregate conversion.

         (10) If an event not specified in this Section 1.6 occurs that has substantially the same economic effect on the Series B Subordinate Voting Preferred Shares as those specifically enumerated above in this Section 1.6, then this Section 1.6 shall be construed liberally, mutatis mutandis, in order to give the holders of Series B Subordinate Voting Preferred Shares the intended benefit of the protections provided under this Section 1.6. In such event, the Company's Board of Directors shall make an appropriate adjustment in the Conversion Ratio so as to protect the rights of the holders of Series B Subordinate Voting Preferred Shares; provided that no such adjustment shall increase or decrease the Conversion Ratio as otherwise determined pursuant to this Section 1.6 or decrease the number of Class B Subordinate Voting Shares issuable upon conversion of each Series B Subordinate Voting Preferred Share.

         (11) The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, and will at all times in good faith assist in the carrying out of all the provisions of this Section 1.6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Subordinate Voting Preferred Shares against impairment.

         (12) All calculations under this Section 1.6 shall be made to (a) the nearest cent or (b) the nearest one hundredth of a share or (c) the nearest one percent, as the case may be.

1.7               NOTICE OF CERTAIN EVENTS

                  In case, at any time while any Series B Subordinate Voting Preferred Shares are outstanding,

         (1) the Company shall declare a dividend (or any other distribution) on its Common Shares;

         (2) the Company shall authorize the issuance to the holders of its Common Shares, of Common Share Equivalents, or rights or warrants to subscribe for or purchase Common Shares or of any other subscriptions rights or warrants;

         (3) the Company shall authorize any reorganization, reclassification or recapitalization of its Common Shares;

         (4) the Company shall authorize the consolidation or merger of the Company into or with any other person, the sale or transfer of all or substantially all of its business or assets to another person, or any other similar business combination or transaction; or

         (5) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up on the Company;

then the Company shall promptly deliver to the transfer agent of the Series B Subordinate Voting Preferred Shares, if any, and to each of the holders of Series B Subordinate Voting Preferred Shares at their last addresses as they shall appear on the register for the Series B Subordinate Voting Preferred Shares, at least 15 days before the date hereafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice describing such event and stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

1.8               REPORTS AS TO ADJUSTMENT

                  Upon any adjustment of the Conversion Ratio then in effect pursuant to the provisions of Section 1.6 of this Article D then, and in each such case, the Company shall promptly deliver to each of the holders of the Series B Subordinate Voting Preferred Shares, a certificate signed by an officer of the Company setting forth in reasonable detail the event requiring the adjustment, the method by which such adjustment was calculated and the Conversion Ratio then in effect following such Adjustment. Where appropriate, such notice to holders of the Series B Subordinate Voting Preferred Shares may be given in advance.

1.9               MANDATORY REDEMPTION

                  On November 2, 2009 (the "Redemption Date"), the Company shall redeem all the Series B Subordinate Voting Preferred Shares then outstanding and not theretofore surrendered for conversion, as follows: Thirty days prior to the Redemption Date, the Company shall give written notice to all holders of Series B Subordinate Voting Preferred Shares which shall specify the Redemption Date. For each Series B Subordinate Voting Preferred Share which is to be redeemed, the Company shall be obligated on the Redemption Date to pay and deliver share certificates to the holder thereof (upon surrender by such holder at the Company's principal executive office of the certificate representing such share or an Affidavit of Loss with respect thereto) (a) an amount in immediately available funds equal to the Series B Subordinate Voting Liquidation Value, and
(b) such number of Class B Subordinate Voting Shares as have an aggregate Market Price (as determined on the day immediately before the Redemption Date) equal to the excess of the Market Price (as determined on the day immediately before the Redemption Date) of the Series B Subordinate Voting Preferred Share over the Series A Non-Voting Liquidation Value. All Class B Subordinate Voting Shares shall, when issued as contemplated herein, be validly issued, fully paid and non-assessable. If the funds of the Company legally available for redemption of the Series B Subordinate Voting Preferred Shares on the Redemption Date are insufficient to redeem the total number of such shares to be redeemed on such date, then those funds which are legally available shall be used to redeem the maximum possible number of such shares ratably among the holders thereof, based upon the aggregate Series B Subordinate Voting Liquidation Value of such Series B Subordinate Voting Preferred Shares held by each such holder. At any time thereafter when additional funds of the Company are legally available for the redemption of Series B Subordinate Voting Preferred Shares, such funds shall immediately be used to redeem on a similar ratable basis the balance of such shares. Notwithstanding the foregoing, each holder of Series B Subordinate Voting Preferred Shares shall be entitled to convert all or any portion of such holder's shares pursuant to Section 1.6 of this Article D prior to the Redemption Date and thereafter until such Series B Subordinate Voting Preferred Shares are redeemed.

1.10              RESERVATION OF SHARES ISSUABLE UPON CONVERSION

                  The Company shall at all times reserve and keep available out of its authorized but unissued Class B Subordinate Voting Shares and out of its authorized but unissued Preferred Shares solely for the purpose of effecting the conversion of the issued or issuable Series B Subordinate Voting Preferred Shares, such number of its Class B Subordinate Voting Shares and Series A Non-Voting Preferred Shares, as the case may be, as shall from time to time be sufficient to effect the conversion of all outstanding Series B Subordinate Voting Preferred Shares, and if at any time the number of authorized but unissued Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares shall not be sufficient to effect the conversion of all then outstanding Series B Subordinate Voting Preferred Shares, the Company will take all such corporate action as may be necessary to increase its authorized but unissued Class B Subordinate Voting Shares or Series A Non-Voting Preferred Shares to such number of shares as shall be sufficient for such purpose. All Class B Subordinate Voting Shares and Series A Non-Voting Preferred Shares shall, when issued upon conversion as contemplated herein, be validly issued, fully paid and non-assessable.

1.11              LISTING ON SECURITIES EXCHANGES, ETC.

                  The Company will list on each national securities exchange on which any Common Shares may at any time be listed, subject to official notice of issuance upon the conversion of the Series B Subordinate Voting Preferred Shares, all Class B Subordinate Voting Shares from time to time issuable upon the conversion of Series B Subordinate Voting Preferred Shares and will maintain such listing as long as any Class B Subordinate Voting Shares are listed.

1.12              CERTAIN COVENANTS

                  Any registered holder of Series B Subordinate Voting Preferred Shares may proceed to protect and enforce its rights and the rights of any other holders of Series B Subordinate Voting Preferred Shares with any and all remedies available at law or in equity.

1.13              DEFINITIONS

                  In addition to any other terms defined herein for purposes of this Article D, the following terms shall have the meaning indicated (references to particular sections of the Purchase Agreement or Shareholders Agreement shall include any amended, successor or substitute provisions in such agreements, as they may be amended from time to time in accordance with their respective terms):

                  "Additional Issuance Ratio" is defined in Section 1.4(b) of the Purchase Agreement.

                  "Affidavit of Loss" an affidavit or agreement satisfactory to the Company to indemnify the Company (without the need to post any bond or other security for such obligation) from any loss incurred in connection with the loss of any share certificate evidencing shares of the Company's Capital Securities.

                  "Business Day" means any day other than a Saturday, Sunday or a day when commercial banks in New York City or Vancouver, British Columbia are required to be closed.

                  "Capital Securities" means, as to any Person that is a Company, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and non voting capital stock, and, as to any Person that is not a Company or an individual, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

                  "Common Share Equivalent" shall mean securities convertible into, or exchangeable or exercisable for Common Shares of any class.

                  "Common Shares" means the Class A Non-Voting Shares, Class B Subordinate Voting Shares and Class C Multiple Voting Shares in the capital of the Company.

                  "Conversion Event" means (i) a Qualified IPO or (ii) (x) there shall occur an underwritten public offering providing gross proceeds to the Company and selling shareholders of at least U.S. $150,000,000 before deducting underwriting discounts, commissions and offering expenses and (y) thereafter the closing price for a period of 45 consecutive trading days per listed Common Share is at least 300% of the per share price obtained by dividing US$345,000,000 by the number of Series A Non-Voting Preferred Shares, Common Shares or Common Share Equivalents issued by the Company pursuant to Sections
1.1 and 1.4 of the Purchase Agreement (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification, or other similar event). For purposes of clause (ii) above, the closing price of each day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the listed Common Shares are listed or the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ.

                  "Conversion Ratio" determined as of any date, shall equal the number of Class B Subordinate Voting Shares (in the aggregate) into which one share of Series B Subordinate Voting Preferred Shares is convertible pursuant to
Section 1.6 of this Article D.

                  The term "distribution" shall include the transfer of cash or property to the holders of a class of shares of the Company, without consideration, whether by way of dividend or otherwise (except a dividend in shares of such class), or the purchase or redemption of shares of the Company, for cash or property, including such transfer, purchase or redemption by a subsidiary of the Company. The time of any distribution by way of dividends shall be the date of declaration thereof, and the time of any distribution by purchase or redemption of shares shall be the date on which cash or property is transferred by the Company, whether or not pursuant to a contract of an earlier date; PROVIDED, HOWEVER, that, where a debt security is issued in exchange for shares, the time of the distribution is the date when a Company acquires the shares for such exchange.

                  "Dollars" and the symbol "$" shall mean, unless otherwise indicated, U.S. dollars, and the symbol "C$" shall refer to Canadian dollars.

                  "Employee Shares" is defined in Section 1.4(b) of the Purchase Agreement.

                  "Event of Default" means (i) the Company shall default in the performance of or compliance with the terms of Section 1.9 of this Article D or
(ii) Ledcor Inc. shall default in the performance of or compliance with Section
12.4 of the Shareholders Agreement.

                  "Initial Issue Date" means the date on which the first Series A Non-Voting Preferred Shares were issued by the Company.

                  "Initial Purchase Price" means, U.S.$38.909 per Series A Non-Voting Preferred Share, (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving Common Shares after the Initial Issue Date).

                  "Junior Shares" shall mean any of the Company's Common Shares and all other Capital Securities of the Company (other than the Series B Subordinate Voting Preferred Shares and the Series A Non-Voting Preferred Shares, which shall rank equally with the Series B Subordinate Voting Preferred Shares).

                  "Market Price" of any security with a Minimum Float means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive Business Days prior to such day. If there is not a Minimum Float with respect to the Series B Subordinate Voting Preferred Shares, then the Market Price of a Series B Subordinate Voting Preferred Share shall be determined as equal to the Market Price of a Common Share times the number of Common Shares into which the Series B Subordinate Voting Preferred Share is convertible as of the date of determination of the Market Price. If at any time such security does not have a Minimum Float or is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the holders of a majority of the Series B Subordinate Voting Preferred Shares. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the holders of a majority of the Series B Subordinate Voting Preferred Shares. If the Company and the holders of a majority of the Series B Subordinate Voting Preferred Shares are unable to agree on the selection of an independent appraiser within 30 days of the date when the holders of a majority of the Series B Subordinate Voting Preferred Shares have first delivered notice in writing to the Company of the name of a proposed independent appraiser, then the holders of a majority of the Series B Subordinate Voting Preferred Shares may request the President of the American Arbitration Association to appoint an independent appraiser and such appointment shall be final and binding for purposes of determination of the Market Price in question. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

                  "Minimum Float" is achieved if the product of (i) the closing price of a security listed on any securities exchange or quoted in the NASDAQ system or the over-the-counter market multiplied by (ii) the number of shares or units of such security registered pursuant to the United States Securities Act of 1933, as then in effect, and held by the public is at least U.S. $150,000,000.

                  "Minority Roll-Up Factor" means the sum of (i) 1.00 plus (ii) the Additional Issuance Ratio.

                  "Minority Roll-Up Transaction" is defined in Section 1.4(b) of the Purchase Agreement.

                  "Minority Roll-Up Shares" is defined in Section 1.4(b) of the Purchase Agreement.

                  "Person" shall include an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative.

                  "Public Sale" is defined in Section 1.27 of the Shareholders Agreement.

                  "Purchase Agreement" means the Preferred Share Purchase Agreement dated September 7, 1999 among the Company and the parties named as "Investors" therein, as the same may be amended from time to time in accordance with its terms.

                  "Qualified IPO" shall mean the Company's first BONA FIDE underwritten public offering of Common Shares pursuant to a preliminary prospectus and a prospectus if under Canadian federal and provincial securities laws and pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, (i) resulting in at least U.S. $150,000,000 of gross aggregate proceeds to the Company and any selling stockholders before deducting underwriting discounts and commissions and offering expenses, (ii) the gross offering price per share of which is at least 300% of the per share price obtained by dividing U.S.$345,000,000 by the number of Series A Non-Voting Preferred Shares, Common Shares or Common Share Equivalents issued by the Company pursuant to Sections 1.1 and 1.4 of the Purchase Agreement (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event) and
(iii) upon the consummation of which the Class A Non-Voting Shares or Class B Subordinate Voting Shares are listed on The Toronto Stock Exchange and on a U.S. national securities exchange or quoted on Nasdaq National Market.

                  "Shareholders Agreement" means the Shareholders Agreement dated as of September 9, 1999 among the Company and the parties named therein, as the same may be amended from time to time in accordance with its terms.

E.                SERIES C REDEEMABLE PREFERRED SHARES

1.                SERIES RIGHTS

1.1               DESIGNATION AND NUMBER

                  The third series of Preferred Shares shall consist of 45,000,000 Preferred Shares, which shares shall be designated as Series C Redeemable Preferred Shares (the "Series C Redeemable Preferred Shares") and which, in addition to the rights privileges, restrictions and conditions attached to the Preferred Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions as set forth herein.

1.2               DIVIDENDS

                  The holders of the Series C Redeemable Preferred Shares shall not be entitled to dividends.

1.3               VOTING RIGHTS

                  Except as required by law, the holders of the Series C Redeemable Preferred Shares shall not be entitled to receive notice of nor to attend any meeting of the shareholders of the Company.

1.4               REDEMPTION BY HOLDER

1.4.1             NOTICE OF RETRACTION

                  Each holder of Series C Redeemable Preferred Shares may, at any time after November 2, 2009, demand by notice in writing that the Company redeem all or any of the Series C Redeemable Preferred Shares held by such holder by payment to the holder the sum of US $1.00 per share (the "Series C Redemption Amount")

1.4.2             PROCEDURE FOR REDEMPTION

         (1) Such demand for redemption shall be made in writing and signed by the holder demanding redemption and shall be delivered or mailed to the registered office of the Company. Such demand for redemption shall be deemed to have been received on the date of delivery if delivered and on the business day following the date of mailing if mailed.

         (2) Forthwith upon receipt of a demand for redemption the Company shall deliver or mail a copy thereof to all other holders, if any, of Series C Redeemable Preferred Shares. The rationale for this mailing shall be to allow other holders of Series C Redeemable Preferred Shares to submit demands for redemption.

         (3) If there is only one holder of Series C Redeemable Preferred Shares the Company shall redeem the Series C Redeemable Preferred Shares referred to in the holder's notice forthwith upon receipt thereof; if there is more than one such holder, thirty-one (31) days after deemed receipt of an initial demand for redemption, the Company shall redeem all Series C Redeemable Preferred Shares in respect of which it has received demands for redemption. If the assets of the Company are not sufficient to redeem all Series C Redeemable Preferred Shares in respect of which demands for redemption have been made, redemption shall be made pro rata among the holders of Series C Redeemable Preferred Shares in proportion to the number of Series C Redeemable Preferred Shares specified in the notices given by the holders demanding redemption.

1.4.3             EFFECT OF PAYMENT

                  Upon payment of the Series C Redemption Amount of the Series C Redeemable Preferred Shares so redeemed by the Company, the holders thereof shall cease to exercise any rights of the holders in respect thereof.

1.5               LIQUIDATION, DISSOLUTION OR WINDING-UP

                  In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the Series C Redeemable Preferred Shares shall be entitled to receive, before any payment or distribution shall be made on any shares ranking junior to the Series C Redeemable Preferred Shares in respect of payment upon liquidation, dissolution or winding-up of the Company, an amount equal to the amount of the paid up capital thereof. After payment of such amounts the holders of the Series C Redeemable Preferred Shares shall not be entitled to share in any further distribution of the property or assets of the Company.

1.6               RETIRED SHARES

                  Any Series C Redeemable Preferred Shares converted, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. None of such Series C Redeemable Preferred Shares shall be reissued by the Company.

                                   ATTACHMENT
                                   TO ANNEX I



           RESTRICTIONS ON THE ISSUE, TRANSFER AND OWNERSHIP OF VOTING
                                     SHARES


                  For the purposes of this Attachment to Annex I and Appendix A hereto, "Voting Share" means a share of any class or series of shares of the Company carrying voting rights under all circumstances or by reason of an event that has occurred and is continuing or by reason of a condition that has been fulfilled, and includes:

                  (a) any security that is convertible into such a share at the time a calculation of the percentage of shares owned and controlled by Canadians is made; and

                  (b) any option or right to acquire such a share, or any security referred to in paragraph (a), that is exercisable at the time the calculation referred to in that paragraph is made.

                  The issue, transfer and ownership of Voting Shares are restricted as follows:

                  (a) The Board of Directors of the Company may, in connection with the issue, transfer or ownership of Voting Shares, take any action, or refuse to take any action, as the case may be, as may be permitted by the provisions of any of the TELECOMMUNICATIONS ACT (Canada) and the rules, regulations, policies, decisions, directives and orders promulgated or issued thereunder, as amended from time to time, (collectively hereinafter referred to as the "TELECOM ACT"); and

                  (b) The issue and transfer of Voting Shares are restricted in accordance with the constraints set out in Appendix A hereto.

                  In the event of any inconsistency among the provisions of the TELECOM ACT, and Appendix A hereto, the provisions of the TELECOM ACT, shall prevail over Appendix A hereto.

                                   APPENDIX A

                                    ARTICLE 1

                                 INTERPRETATION


1.1 DEFINITIONS - For the purposes of this Appendix A, the following terms have the following meanings:

         (a) "affiliate" and "associate" shall have their respective meanings as defined in the CBCA and includes persons, firms and corporations acting in concert with the person with respect to whom the term affiliate or associate is relevant;

         (b) "CBCA" means the CANADA BUSINESS CORPORATIONS ACT, as amended from time to time;

         (c) "Constrained Class" means: (i) any person or persons who are not Canadians within the meaning of that Part of the Regulation dealing with constrained share corporations, and (ii) any person or persons, where the issue or transfer of shares to any such person or persons will affect the ability of the Company or any of its affiliates or associates to qualify under any applicable laws of Canada, including for greater certainty, the TELECOM ACT and the regulations promulgated thereunder, or any applicable laws of a province prescribed pursuant to paragraph 57(l)(a) of the Regulations (a "Prescribed Law") in order to carry on any business that the Company is currently engaged in or proposes to engage in and to obtain, maintain, amend or renew any licenses which are necessary to carry on any such business;

         (d) "Maximum Aggregate Holdings" means the total number of Voting Shares that may be held by or on behalf of persons in the Constrained Class and their affiliates and associates pursuant to any applicable Prescribed Law;

         (e) "Maximum Individual Holding" means the total number of Voting Shares that may be held by or on behalf of any one person in the Constrained Class and their affiliates and associates pursuant to any applicable Prescribed Law; and

         (f) "Regulations" means those regulations made under the CBCA as amended from time to time.

1.2 JOINT OWNERSHIP BY NON-CANADIANS - For the purposes of this Appendix A, where a Voting Share is held, beneficially owned or controlled jointly, and one or more of the joint holders, beneficial owners or persons controlling the share is a member of the Constrained Class, the share is deemed to be held, beneficially owned or controlled, as the case may be, by such member of the Constrained Class.

1.3 PURPOSE OF CONSTRAINED SHARE PROVISIONS - The power of the directors of the Company to issue Voting Shares, and the right of any holder of Voting Shares to transfer or vote such Voting Shares, is restricted in the manner hereinafter set out, for the purposes of:

         (a) ensuring that the Company, or any of its affiliates or associates, is qualified under any applicable Prescribed Law to obtain or renew any license to carry on any business and/or hold any licenses that are necessary to carry on any such business; and

         (b) ensuring that the Company, or any of its affiliates or associates, is not in breach of any applicable Prescribed Law or the terms of any license issued thereunder.


                                    ARTICLE 2
                                  CONSTRAINTS


2.1 RESTRICTION ON ISSUE OR TRANSFER OF VOTING SHARES - The directors of the Company shall not issue a Voting Share (including the conversion into a Voting Share of any share that is not a Voting Share) and shall refuse to register a transfer of a Voting Share, if the issuance or transfer, as the case may be, would, in the opinion of the directors of the Company, jeopardize the purposes stated in section 1.3 of this Appendix A and, without limiting the generality of the foregoing, the directors of the Company shall not issue a Voting Share, and shall refuse to register a transfer of a Voting Share, to a person who is a member of the Constrained Class, if:

         (a) the total number of Voting Shares held by or on behalf of persons in the Constrained Class exceeds the Maximum Aggregate Holdings and the issuance or transfer, as the case may be, of such Voting Shares is to a person in the Constrained Class;

         (b) the total number of Voting Shares held by or on behalf of persons in the Constrained Class does not exceed the Maximum Aggregate Holdings and the issuance or transfer, as the case may be, of such Voting Shares would cause the number of Voting Shares held by persons in the Constrained Class to exceed the Maximum Aggregate Holdings;

         (c) the total number of Voting Shares held by or on behalf of a person in the Constrained Class exceeds the Maximum Individual Holdings and the issuance or transfer, as the case may be, of such Voting Shares is to that person; or

         (d) the total number of Voting Shares held by or on behalf of a person in the Constrained Class does not exceed the Maximum Individual Holdings and the issuance or transfer, as the case may be, of such Voting Shares would cause the number of such Voting Shares held by that person to exceed the Maximum Individual Holdings.

2.2               FURTHER RESTRICTIONS ON THE ISSUE OR TRANSFER OF VOTING SHARES
- The directors of the Company may refuse to issue a Voting Share or register a transfer of a Voting Share, if the issue or transfer, as the case may be, is to a person who may be a member of a Constrained Class and who, in respect of the issue or registration of the transfer of such Voting Share, as the case may be, has been requested by the Company to furnish it with information referred to in subsection 56(l) of the Regulations, and has not furnished such information.

2.3 BY-LAWS - Subject to the CBCA, the Regulations and any Prescribed Law, the directors of the Company may make, amend or repeal any by-laws required to administer the constrained share provisions set out in this Appendix A, including such by-laws as are contemplated in section 56 of the Regulations.

                                    ARTICLE 3
                       POWERS AND DISCRETION OF DIRECTORS


3.1 OPINION OF THE DIRECTORS - Wherever in this Appendix A it is necessary to determine the opinion of the directors of the Company, such opinion shall be expressed and conclusively evidenced by a resolution of the directors of the Company duly adopted, including a resolution in writing executed pursuant to the provisions of the CBCA.

3.2 NO CLAIMS - Neither any shareholder of the Company nor any other interested person shall have any claim or action against the Company or against any director or officer of the Company nor shall the Company have any claim or action against any director or officer of the Company arising out of any act (including any omission to act) performed pursuant to or in intended pursuance of the provisions of this Appendix A or any breach or alleged breach by the Company of any of the provisions of this Appendix A, and, for greater certainty, no such person shall be liable for any damages or losses related to or as a consequence of any such act or any such breach of such provisions.

3.3 POWERS OF DIRECTORS - In the administration of this Appendix A, the directors of the Company shall enjoy, in addition to the powers explicitly set forth herein, all of the powers necessary or desirable, in their opinion, to carry out the intent and purpose hereof, including but not limited to all powers contemplated by the provisions relating to constrained share corporations in the CBCA, the Regulations and any Prescribed Law.


                                    ARTICLE 4
                                  MISCELLANEOUS


4.1 SHARE PROVISIONS - The directors shall cause to be noted conspicuously upon every certificate representing a Voting Share the general nature of these constrained share provisions.


                                   ARTICLE 5
                                 MISCELLANEOUS


5.1 CONFLICT - In the event of any conflict between the provisions of this Appendix A and of the provisions in the CBCA and the Regulations relating to constrained share corporations, the provisions in the CBCA and the Regulations shall prevail, and the provisions of this Appendix A shall be deemed to be amended accordingly and shall be retroactive in effect, as so amended.

5.2 SEVERABILITY - The invalidity or unenforceability of any provision, in whole or in part, of this Appendix A for any reason shall not affect the validity or enforceability of any other provision hereof.

                                   SCHEDULE B

                             ARTICLES OF ASSOCIATION
                                       OF
                                360NETWORKS INC.


1.       Interpretation

In these Articles, unless there be something in the subject or context inconsistent therewith:

         (1)      "Act" means the COMPANIES ACT (Nova Scotia);

         (2) "Articles" means these Articles of Association of the Company and all amendments hereto;

         (3)      "Company" means the company named above;

         (4)      "director" means a director of the Company;

         (5) "investor designees" means, collectively, those members of the board nominated by each of the following: DWF SRL, a Barbados Company; GS Capital Partners III, L.P., a Delaware limited partnership; Providence Equity Fiber, L.P., a Delaware limited partnership; and Tyco Group S.A.R.L., a Luxembourg corporation;

         (6) "Memorandum" means the Memorandum of Association of the Company and all amendments thereto;

         (7)      "month" means calendar month;

         (8)      "Office" means the registered office of the Company;

         (9)      "person" includes a body corporate;

         (10)     "proxyholder" includes an alternate proxyholder;

         (11) "Register" means the register of members kept pursuant to the Act, and where the context permits includes a branch register of members;

         (12)     "Registrar" means the Registrar as defined in the Act;

         (13) "resolution of shareholders" means a resolution passed by those of the shareholders entitled to vote on the matters dealt with in such resolution.

         (14) "Secretary" includes any person appointed to perform the duties of the Secretary temporarily;

         (15) "shareholder" means member as that term is used in the Act in connection with a company limited by shares;

         (16)     "special resolution" has the meaning assigned by the Act;

         (17) "in writing" and "written" includes printing, lithography and other modes of representing or reproducing words in visible form;

         (18) words importing number or gender include all numbers and genders unless the context otherwise requires;

2. The regulations in Table A in the First Schedule to the Act shall not apply to the Company.

3. The directors may enter into and carry into effect or adopt and carry into effect any agreement made by the promoters of the Company on behalf of the Company and may agree to any modification in the terms of any such agreement, either before or after its execution.

4. The directors may, out of the funds of the Company, pay all expenses incurred for the continuance and reorganization of the Company.


                                     SHARES

5. The directors shall control the shares and, subject to the provisions of these Articles, may allot or otherwise dispose of them to such person at such times, on such terms and conditions and, if the shares have a par value, either at a premium or at par, as they think fit.

6. The directors may pay on behalf of the Company a reasonable commission to any person in consideration of subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company. Subject to the Act, the commission may be paid or satisfied in shares of the Company.

7. If the whole or part of the allotment price of any shares is, by the conditions of their allotment, payable in instalments, every such instalment shall, when due, be payable to the Company by the person who is at such time the registered holder of the shares.

8. Shares may be registered in the names of joint holders not exceeding three in number.

9. On the death of one or more joint holders of shares the survivor or survivors of them shall alone be recognized by the Company as the registered holder or holders of the shares.

10. Save as herein otherwise provided, the Company may treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or required by statute, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

                                  CERTIFICATES

11. Certificates of title to shares shall comply with the Act and may otherwise be in such form as the directors may from time to time determine. Unless the directors otherwise determine, every certificate of title to shares shall be signed manually by at least one of the Chair, President, Secretary, Treasurer, a vice-president, an assistant secretary, any other officer of the Company or any director of the Company or by or on behalf of a share registrar transfer agent or branch transfer agent appointed by the Company or by any other person whom the directors may designate. When signatures of more than one person appear on a certificate all but one may be printed or otherwise mechanically reproduced. All such certificates when signed as provided in this Article shall be valid and binding upon the Company. If a certificate contains a printed or mechanically reproduced signature of a person, the Company may issue the certificate, notwithstanding that the person has ceased to be a director or an officer of the Company and the certificate is as valid as if such person were a director or an officer at the date of its issue. Any certificate representing shares of a class publicly traded on any stock exchange shall be valid and binding on the Company if it complies with the rules of such exchange whether or not it otherwise complies with this Article.

12. Except as the directors may determine, each shareholder's shares may be evidenced by any number of certificates so long as the aggregate of the shares stipulated in such certificates equals the aggregate registered in the name of the shareholder.

13. Where shares are registered in the names of two or more persons, the Company shall not be bound to issue more than one certificate or set of certificates, and such certificate or set of certificates shall be delivered to the person first named on the Register.

14. Any certificate that has become worn, damaged or defaced may, upon its surrender to the directors, be cancelled and replaced by a new certificate. Any certificate that has become lost or destroyed may be replaced by a new certificate upon proof of such loss or destruction to the satisfaction of the directors and the furnishing to the Company of such undertakings of indemnity as the directors deem adequate.

15. The sum of one dollar or such other sum as the directors from time to time determine shall be paid to the Company for every certificate other than the first certificate issued to any holder in respect of any share or shares.

16. The directors may cause one or more branch Registers of shareholders to be kept in any place or places, whether inside or outside of Nova Scotia.


                               TRANSFER OF SHARES

17. The instrument of transfer of any share in the Company shall be signed by the transferor. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof and shall be entitled to receive any dividend declared thereon before the registration of the transfer.

18. The instrument of transfer of any share shall be in writing in the following form or to the following effect or in such other form as the directors may approve from time to time:

                  For value received, _____ hereby sell, assign, and transfer unto ______, _____ shares in the capital of the Company represented by the within certificate, and do hereby irrevocably constitute and appoint _________ attorney to transfer such shares on the books of the Company with full power of substitution in the premises.

                  Dated the ____  day of ___________,

                  Witness:_____________________________

19. Every instrument of transfer shall be left for registration at the Office of the Company, or at any office of its transfer agent where a Register is maintained, together with the certificate of the shares to be transferred and such other evidence as the Company may require to prove title to or the right to transfer the shares.

20. The directors may require that a fee determined by them be paid before or after registration of any transfer.

21. Every instrument of transfer shall, after its registration, remain in the custody of the Company. Any instrument of transfer that the directors decline to register shall, except in case of fraud, be returned to the person who deposited it.


                             TRANSMISSION OF SHARES


22. The executors or administrators of a deceased shareholder (not being one of several joint holders) shall be the only persons recognized by the Company as having any title to the shares registered in the name of such shareholder. When a share is registered in the names of two or more joint holders, the survivor or survivors and the executors or administrators of the deceased shareholder, shall be the only persons recognized by the Company as having any title to, or interest in, such share.

23. Notwithstanding anything in these Articles, if the Company has only one shareholder (not being one of several joint holders) and that shareholder dies, the executors or administrators of the deceased shareholder shall be entitled to register themselves in the Register as the holders of the shares registered in the name of the deceased shareholder whereupon they shall have all the rights given by these Articles and by law to shareholders.

24. Any person entitled to shares upon the death or bankruptcy of any shareholder or in any way other than by allotment or transfer, upon producing such evidence of entitlement as the directors require, may be registered as a shareholder in respect of such shares, or may, without being registered, transfer such shares subject to the provisions of these Articles respecting the transfer of shares. The directors shall have the same right to refuse registration as if the transferee were named in an ordinary transfer presented for registration.

                               SURRENDER OF SHARES


25. The directors may accept the surrender of any share by way of compromise of any question as to the holder being properly registered in respect thereof. Any share so surrendered may be disposed of in the same manner as a forfeited share.


                                  SHARE WARRANT


26. The Company, with respect to any fully paid-up shares, may issue warrants ("Share Warrants") stating that the bearer is entitled to the shares therein specified, and may provide, by coupons or otherwise, for the payment of future dividends on the shares included in the Share Warrants.

27. The directors may determine and vary the conditions upon which Share Warrants will be issued and, without limiting the generality of the foregoing, may determine the conditions upon which

         (1) a new Share Warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed, or

         (2) the bearer of a Share Warrant will be entitled to attend and vote at general meetings, or

         (3) a Share Warrant may be surrendered and the name of the bearer entered in the Register in respect of the shares therein specified.

         Subject to such conditions and to these Articles the bearer of a Share Warrant shall be a shareholder to the full extent. The bearer of a Share Warrant shall be subject to the conditions for the time being in force, whether made before or after the issue of the Share Warrant.


                        INCREASE AND REDUCTION OF CAPITAL

28. Subject to the Act, the Company may by resolution of its shareholders increase its share capital by the creation of new shares of such amount as it thinks expedient.\

29. Subject to the Act, the new shares may be issued upon such terms and conditions and with such rights, privileges, limitations, restrictions and conditions attached thereto as the Company by resolution of its shareholders determines or, if no direction is given, as the directors determine.

30. Except as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to transfer and transmission, and otherwise.

31. The Company may, by special resolution where required, reduce its share capital in any way and with and subject to any incident authorized and consent required by law.

                              ALTERATION OF CAPITAL

31.      Subject to the Act, the Company may by resolution of its shareholders:

         (1) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

         (2) convert all or any of its paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

         (3)      exchange shares of one denomination for another; or

         (4) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

33.      Subject to the Act, the Company may by special resolution:

         (1) subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived and the special resolution whereby any share is subdivided may determine that as between the holders of the shares resulting from such subdivision, one or more of such shares shall have some preference or special advantage as regards dividend, capital, voting or otherwise, over, or as compared with, the others or other;

         (2) convert any part of its issued or unissued share capital into preference shares redeemable or purchasable by the Company;

         (3) provide for the issue of shares without any nominal or par value provided that, upon any such issue, a declaration executed by the Secretary must be filed with the Registrar stating the number of shares issued and the amount received therefor;

         (4) convert all or any of its previously authorized, unissued or issued, fully paid-up shares, other than preferred shares, with nominal or par value into the same number of shares without any nominal or par value, and reduce, maintain or increase accordingly its liability on any of its shares so converted; provided that the power to reduce its liability on any of its shares so converted may, where it results in a reduction of capital, only be exercised subject to confirmation by the court as provided by the Act; or

         (5) convert all or any of its previously authorized, unissued or issued, fully paid-up shares without nominal or par value into the same or a different number of shares with nominal or par value, and for such purpose the shares issued without nominal or par value and replaced by shares with a nominal or par value shall be considered as fully paid, but their aggregate par value shall not exceed the value of the net assets of the Company as represented by the shares without par value issued before the conversion.

34. Subject to the Act and any provisions attached to such shares, the Company may redeem, purchase or acquire any of its shares and the directors may determine the manner and the terms for redeeming, purchasing or acquiring such shares and may provide a sinking fund on such terms as they think fit for the redemption, purchase or acquisition of shares of any class or series.


                            INTEREST ON SHARE CAPITAL

35. The Company may pay interest at a rate not exceeding 6% per year on share capital issued and paid-up for the purpose of raising funds to defray the expenses of the construction of any works or buildings or the provision of any plant which cannot be operated profitably for a lengthy period of time. Such interest may be paid for such period and may be charged to capital as part of the cost of construction of the work or building or of the provision of the plant. The payment of the interest shall not operate to reduce the amount paid-up on the shares in respect of which it is paid. The accounts of the Company shall show full particulars of the payment during the period to which the accounts relate.


                          CLASSES AND SERIES OF SHARES

36. Subject to the Act and the Memorandum, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, or with such restrictions, whether in regard to dividends, voting, return of share capital or otherwise, as the Company may from time to time determine by special resolution.


                     MEETINGS AND VOTING BY CLASS OR SERIES

37. Where the holders of shares of a class or series have, under the Act, the Memorandum, the terms or conditions attaching to such shares or otherwise, the right to vote separately as a class in respect of any matter then, except as provided in the Act, the Memorandum, these Articles or such terms or conditions, all the provisions in these Articles concerning general meetings (including, without limitation, provisions respecting notice, quorum and procedure) shall, mutatis mutandis, apply to every meeting of holders of such class or series of shares convened for the purpose of such vote.

38. Unless the rights, privileges, terms or conditions attached to a class or series of shares provided otherwise, such class or series of shares shall not have the right to vote separately as a class or series upon an amendment to the Memorandum or Articles to:

         (1) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

         (2) effect an exchange, reclassification or cancellation of all or part of the shares of such class or series; or

         (3) create a new class or series of shares equal or superior to the shares of such class or series.


                                BORROWING POWERS

39.      The directors on behalf of the Company may:

         (1) raise or borrow money for the purposes of the Company or any of them;

         (2) secure, subject to the sanction of a special resolution where required by the Act, the repayment of funds so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution and delivery of mortgages of the Company's real or personal property, or by the issue of bonds, debentures or other securities of the Company secured by mortgage or other charge upon all or any part of the property of the Company, both present and future;

         (3) sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for funds borrowed or to be borrowed for the purposes aforesaid;

         (4)      pledge debentures as security for loans;

         (5)      guarantee obligations of any person.

40. Bonds, debentures and other securities may be made assignable, free from any equities between the Company and the person to whom such securities were issued.

41. Any bonds, debentures and other securities may be issued at a discount, premium or otherwise and with special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of directors and other matters.


                                GENERAL MEETINGS

42. Ordinary general meetings of the Company shall be held at least once in every calendar year at such time and place as may be determined by the directors and not later than 15 months after the preceding ordinary general meeting. All other meetings of the Company shall be called special general meetings. Ordinary or special general meetings may be held either within or without the Province of Nova Scotia.

43. The Chair, President, Chief Financial Officer or the directors may at any time convene a special general meeting, and the directors, upon the requisition of shareholders in accordance with the Act shall forthwith proceed to convene such meeting or meetings to be held at such time and place or times and places as the directors determine.

44. The requisition shall state the objects of the meeting requested, be signed by the requisitionists and deposited at the Office of the Company. It may consist of several documents in like form each signed by one or more of the requisitionists.

45. At least seven clear days' notice, or such longer period of notice as may be required by the Act, of every general meeting, specifying the place, day and hour of the meeting and, when special business is to be considered, the general nature of such business, shall be given to the shareholders entitled to be present at such meeting by notice given as permitted by these Articles. With the consent in writing of all the shareholders entitled to vote at such meeting, a meeting may be convened by a shorter notice and in any manner they think fit, or notice of the time, place and purpose of the meeting may be waived by all of the shareholders.

46. When it is proposed to pass a special resolution, the two meetings may be convened by the same notice, and it shall be no objection to such notice that it only convenes the second meeting contingently upon the resolution being passed by the requisite majority at the first meeting.

47. The accidental omission to give notice to a shareholder, or non-receipt of notice by a shareholder, shall not invalidate any resolution passed at any general meeting.


                                  RECORD DATES

48.      (1)      The directors may fix in advance a date as the record date for the determination of shareholders

         (a) entitled to receive payment of a dividend or entitled to receive any distribution;

         (b)      entitled to receive notice of a meeting; or

         (c)      for any other purpose.

         (2) If no record date is fixed, the record date for the determination of shareholders

         (a) entitled to receive notice of a meeting shall be the day immediately preceding the day on which the notice is given, or, if no notice is given, the day on which the meeting is held; and

         (b) for any other purpose shall be the day on which the directors pass the resolution relating to the particular purpose.


                         PROCEEDINGS AT GENERAL MEETINGS

49. The business of an ordinary general meeting shall be to receive and consider the financial statements of the Company and the report of the directors and the report, if any, of the auditors, to elect directors in the place of those retiring, to appoint the auditors of the Company for the ensuing fiscal year and to transact any other business which under these Articles ought to be transacted at an ordinary general meeting.

50. No business shall be transacted at any general meeting unless the requisite quorum is present at the commencement of the business. A corporate shareholder of the Company that has a duly authorized agent or representative present at any such meeting shall for the purpose of this Article be deemed to be personally present at such meeting.

51. One person, being a shareholder, proxyholder or representative of a corporate shareholder, present and entitled to vote shall constitute a quorum for a general meeting, and may hold a meeting.

52. The Chair shall be entitled to take the chair at every general meeting or, if there be no Chair, or if the Chair is not present within fifteen 15 minutes after the time appointed for holding the meeting, the President or, failing the President, a vice-president shall be entitled to take the chair. If the Chair, the President or a vice-president is not present within 15 minutes after the time appointed for holding the meeting or if all such persons present decline to take the chair, the shareholders present entitled to vote at the meeting shall choose another director as chair and if no director is present or if all the directors present decline to take the chair, then such shareholders shall choose one of their number to be chair.

53. If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if it was convened pursuant to a requisition of shareholders, shall be dissolved. If it was convened in any other way, it shall stand adjourned to the same day, in the next week, at the same time and place. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present shall be a quorum and may hold the meeting.

54. Subject to the Act, at any general meeting a resolution put to the meeting shall be decided by a show of hands unless, either before or on the declaration of the result of the show of hands, a poll is demanded by the chair, a shareholder or a proxyholder; and unless a poll is so demanded, a declaration by the chair that the resolution has been carried, carried by a particular majority, lost or not carried by a particular majority and an entry to that effect in the Company's book of proceedings shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

55. When a poll is demanded, it shall be taken in such manner and at such time and place as the chair directs, and either at once or after an interval or adjournment or otherwise. The result of the poll shall be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. When any dispute occurs over the admission or rejection of a vote, it shall be resolved by the chair and such determination made in good faith shall be final and conclusive.

56. The chair shall not have a casting vote in addition to any vote or votes that the chair has as a shareholder.

57. The chair of a general meeting may with the consent of the meeting adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting that was adjourned.

58. Any poll demanded on the election of a chair or on a question of adjournment shall be taken forthwith without adjournment.

59. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

                             VOTES OF SHAREHOLDERS

60. Subject to the Act and to any provisions attached to any class or series of shares concerning voting rights

         (1) on a show of hands every shareholder present in person, every duly authorized representative of a corporate shareholder, and, if not prevented from voting by the Act, every proxyholder, shall have one vote; and

         (2) on a poll every shareholder present in person, every duly authorized representative of a corporate shareholder, and every proxyholder, shall have one vote for every share held;

         whether or not such representative or proxyholder is a shareholder.

61. Any person entitled to transfer shares upon the death or bankruptcy of any shareholder or in any way other than by allotment or transfer may vote at any general meeting in respect thereof in the same manner as if such person were the registered holder of such shares so long as the directors are satisfied at least 48 hours before the time of holding the meeting of such person's right to transfer such shares.

62. Where there are joint registered holders of any share, any of such holders may vote such share at any meeting, either personally or by proxy, as if solely entitled to it. If more than one joint holder is present at any meeting, personally or by proxy, the one whose name stands first on the Register in respect of such share shall alone be entitled to vote it. Several executors or administrators of a deceased shareholder in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.

63. Votes may be cast either personally or by proxy or, in the case of a corporate shareholder by a representative duly authorized under the Act.

64. A proxy shall be in writing and executed in the manner provided in the Act. A proxy or other authority of a corporate shareholder does not require its seal. Holders of Share Warrants shall not be entitled to vote by proxy in respect of the shares included in such warrants unless otherwise expressed in such warrants.

65. A shareholder of unsound mind in respect of whom an order has been made by any court of competent jurisdiction may vote by guardian or other person in the nature of a guardian appointed by that court, and any such guardian or other person may vote by proxy.

66. A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the Office of the Company or at such other place as the directors may direct. The directors may, by resolution, fix a time not exceeding 72 hours excluding Saturdays and holidays preceding any meeting or adjourned meeting before which time proxies to be used at that meeting must be deposited with the Company at its Office or with an agent of the Company. Notice of the requirement for depositing proxies shall be given in the notice calling the meeting. The chair of the meeting shall determine all questions as to validity of proxies and other instruments of authority.

67. A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death of the principal, the revocation of the proxy, or the transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation or transfer is received at the Office of the Company before the meeting or by the chair of the meeting before the vote is given.

68. Every form of proxy shall comply with the Act and its regulations and subject thereto may be in the following form:

                  I, _________ of ____________ being a shareholder of _____
                  hereby appoint _______ of ________ (or failing him/her _____ of _____) as my proxyholder to attend and to vote for me and on my behalf at the ordinary/special general meeting of the Company, to be held on the ___ day of ____ and at any adjournment thereof, or at any meeting of the Company which may be held prior to [insert specified date or event].

                  [If the proxy is solicited by or behalf of the management of the Company, insert a statement to that effect.]

                  Dated this ____ day of __________ ____.


                           Shareholder

69. Any resolution passed by the directors, notice of which has been given to the shareholders in the manner in which notices are hereinafter directed to be given and which is, within one month after it has been passed, ratified and confirmed in writing by shareholders entitled on a poll to three-fifths of the votes, shall be as valid and effectual as a resolution of a general meeting. This Article shall not apply to a resolution for winding up the Company or to a resolution dealing with any matter that by statute or these Articles ought to be dealt with by a special resolution or other method prescribed by statute.

70. A resolution, including a special resolution, in writing and signed by every shareholder who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such shareholders at a meeting and satisfies all of the requirements of the Act respecting meetings of shareholders.


                                    DIRECTORS

71. Unless otherwise determined by resolution of shareholders, the number of directors shall not be less than one or more than seventeen.

72. Notwithstanding anything herein contained the directors of the Company on the date of its continuance shall continue to be the directors of the Company until their successors are appointed or they otherwise cease to be directors in accordance with these Articles.

73. Subject to applicable law, the directors may be paid out of the funds or the capital of the Company as remuneration for their service such sums, shares or options, if any, as the directors may determine, and such remuneration shall be divided among them in such proportions and manner as the directors determine. The directors may also be paid their reasonable travelling, hotel and other expenses incurred in attending meetings of directors and otherwise in the execution of their duties as directors.

74. The continuing directors may act notwithstanding any vacancy in their body, but if their number falls below the minimum permitted, the directors shall not, except in emergencies or for the purpose of filling vacancies, act so long as their number is below the minimum.


75.

         A director may, in conjunction with the office of director, and on such terms as to remuneration and otherwise as the directors arrange or determine, hold any other office or place of profit under the Company or under any company in which the Company is a shareholder or is otherwise interested.

76.      The office of a director shall ipso facto be vacated, if the director:

         (1) becomes bankrupt or makes an assignment for the benefit of creditors;

         (1) is, or is found by a court of competent jurisdiction to be, of unsound mind;

         (2) by notice in writing to the Secretary at the Company's Office, resigns the office of director; or

         (3)      is removed in the manner provided by these Articles.

77. It shall be the duty of a director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company to declare the nature of such interest at a meeting of the directors of the Company. In the case of a proposed contract the declaration required to be made shall be made at a meeting of the directors at which the question of entering into the contract is first taken into consideration, or if the director was not at the date of that meeting interested in the proposed contract, at the next meeting of the directors held after the director became so interested, and in a case where the director becomes interested in a contract after it is made, the declaration shall be made at the first meeting of the directors held after the director becomes so interested. A general notice given to the directors of the Company by a director to the effect that such director is a member of a specified company or firm and is to be regarded as interested in any contract which may, after the date of the notice, be made with that company or firm shall be deemed to be a sufficient declaration of interest in relation to any contract so made.


                              ELECTION OF DIRECTORS

78. At the dissolution of every ordinary general meeting at which their successors are elected, all the directors shall retire from office and be succeeded by the directors elected at such meeting. Retiring directors shall be eligible for re-election.

79. If at any ordinary general meeting at which an election of directors ought to take place no such election takes place, or if no ordinary general meeting is held in any year or period of years, the retiring directors shall continue in office until their successors are elected.

80. The Company may by resolution of its shareholders elect any number of directors permitted by these Articles and may determine or alter their qualification.

81. The Company may, by special resolution or in any other manner permitted by statute, remove any director before the expiration of such director's period of office and may, if desired, appoint a replacement to hold office during such time only as the director so removed would have held office.

82. The directors may appoint any other person as a director so long as the total number of directors does not at any time exceed the maximum number permitted. No such appointment, except to fill a casual vacancy, shall be effective unless two-thirds of the directors concur in it. Any casual vacancy occurring among the directors may be filled by the directors, but any person so chosen shall retain office only so long as the vacating director would have retained it if the vacating director had continued as director.


                               CHAIR OF THE BOARD

83. The directors may elect one of their number to be chair and may determine the period during which the chair is to hold office. The chair shall perform such duties and receive such special remuneration as the directors may provide.


             PRESIDENT, CHIEF EXECUTIVE OFFICER AND VICE-PRESIDENTS

84. The directors shall appoint the President and Chief Executive Officer of the Company, who need not be a director, and may determine the period for which the President and Chief Executive Officer is to hold office. The President and Chief Executive Officer shall have general supervision of the business of the Company and shall perform such duties as may be assigned from time to time by the directors.

85. The directors may also appoint vice-presidents, who need not be directors, and may determine the periods for which they are to hold office. A vice-president shall, at the request of the President or the directors and subject to the directions of the directors, perform the duties of the President during the absence, illness or incapacity of the President, and shall also perform such duties as may be assigned by the President or the directors.


                             SECRETARY AND TREASURER

86. The directors shall appoint a Secretary of the Company to keep minutes of shareholders' and directors' meetings and perform such other duties as may be assigned by the directors. The directors may also appoint a temporary substitute for the Secretary who shall, for the purposes of these Articles, be deemed to be the Secretary.

87. The directors may appoint a treasurer of the Company to carry out such duties as the directors may assign.

                                    OFFICERS

88. The directors may elect or appoint such other officers of the Company, having such powers and duties, as they think fit.

89. If the directors so decide the same person may hold more than one of the offices provided for in these Articles.

90. Notwithstanding anything herein contained the officers of the Company on the date of its continuance shall continue to hold office until their successors are appointed or they otherwise cease to hold office in accordance with these Articles.


                            PROCEEDINGS OF DIRECTORS

91. The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings, as they think fit. Until otherwise determined, a quorum for meetings of the board shall be the number of directors then in office, less three (3), of which three (3) shall be investor designees.

92. If at a meeting of directors a quorum is not present, the directors may adjourn the meeting to a fixed time and place (provided they shall give written notice of such time and place to each director not in attendance). At the meeting immediately following the adjourned meeting, the directors present at such meeting shall constitute a quorum; provided however, that unless a full quorum is present as provided in section 91, the directors present at such meeting may not transact any business except as specifically set forth in the notice of meeting.

93. A director may participate in a meeting of directors or of a committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting for purposes of these Articles.

94. Meetings of directors may be held either within or without the Province of Nova Scotia and the directors may from time to time make arrangements relating to the time and place of holding directors' meetings, the notices to be given for such meetings and what meetings may be held without notice. Unless otherwise provided by such arrangements:

         (1) A meeting of directors may be held at the close of every ordinary general meeting of the Company without notice.

         (2) Notice of every other directors' meeting may be given as permitted by these Articles to each director at least 48 hours before the time fixed for the meeting.

         (3) A meeting of directors may be held without formal notice if all the directors are present or if those absent have signified their assent to such meeting or their consent to the business transacted at such meeting.

95. The President or any director may at any time, and the Secretary, upon the request of the President or any director, shall summon a meeting of the directors to be held at the Office of the Company. The President, the Chair or a majority of the directors may at any time, and the Secretary, upon the request of the President, the Chair or a majority of the directors, shall summon a meeting to be held elsewhere.

96.      (1)      Questions arising at any meeting of directors shall be decided by a majority of votes. The chair of the meeting may vote as a director but shall not have a second or casting vote.

         (2) At any meeting of directors the chair shall receive and count the vote of any director not present in person at such meeting on any question or matter arising at such meeting whenever such absent director has indicated by telegram, letter or other writing lodged with the chair of such meeting the manner in which the absent director desires to vote on such question or matter and such question or matter has been specifically mentioned in the notice calling the meeting as a question or matter to be discussed or decided thereat.

97. If no Chair is elected, or if at any meeting of directors the Chair is not present within five minutes after the time appointed for holding the meeting, or declines to take the chair, the President, if a director, shall preside. If the President is not a director, is not present at such time or declines to take the chair, a vice-president who is also a director shall preside. If no person described above is present at such time and willing to take the chair, the directors present shall choose some one of their number to be chair of the meeting.

98. A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the directors generally.

99. The directors may delegate any of their powers to committees consisting of such number of directors as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the directors.

100. The meetings and proceedings of any committee of directors shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the directors insofar as they are applicable and are not superseded by any regulations made by the directors.

101. All acts done at any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of the director or person so acting, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

102. A resolution in writing and signed by every director who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such directors at a meeting.

103. If any one or more of the directors is called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any of the purposes of the Company or the business thereof, the Company may remunerate the director or directors so doing, either by a fixed sum or by a percentage of profits or otherwise. Such remuneration shall be determined by the directors and may be either in addition to or in substitution for remuneration otherwise authorized by these Articles.


                                    REGISTERS

104. The directors shall cause to be kept at the Company's Office in accordance with the provisions of the Act a Register of the shareholders of the Company, a register of the holders of bonds, debentures and other securities of the Company and a register of its directors. Branch registers of the shareholders and of the holders of bonds, debentures and other securities may be kept elsewhere, either within or without the Province of Nova Scotia, in accordance with the Act.


                                     MINUTES

105. The directors shall cause minutes to be entered in books designated for the purpose:

         (1)      of all appointments of officers;

         (2) of the names of directors present at each meeting of directors and of any committees of directors; and

         (3) of all resolutions and proceedings of meetings of shareholders and of directors.

         Any such minutes of any meeting of directors or of any committee of directors or of shareholders, if purporting to be signed by the chair of such meeting or by the chair of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.


                               POWERS OF DIRECTORS

106. The management of the business of the Company is vested in the directors who, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed or required to be exercised or done by the shareholders, but subject nevertheless to the provisions of any statute, the Memorandum or these Articles. No modification of the Memorandum or these Articles shall invalidate any prior act of the directors that would have been valid if such modification had not been made.

107. Without restricting the generality of the terms of any of these Articles and without prejudice to the powers conferred thereby, the directors may:

         (1) take such steps as they think fit to carry out any agreement or contract made by or on behalf of the Company;

         (2) pay costs, charges and expenses preliminary and incidental to the promotion, formation, establishment, and registration of the Company;

         (3) purchase or otherwise acquire for the Company any property, rights or privileges that the Company is authorized to acquire, at such price and generally on such terms and conditions as they think fit;

         (4) pay for any property, rights or privileges acquired by, or services rendered to the Company either wholly or partially in cash or in shares (fully paid-up or otherwise), bonds, debentures or other securities of the Company;

         (5) subject to the Act, secure the fulfilment of any contracts or engagements entered into by the Company by mortgaging or charging all or any of the property of the Company and its unpaid capital for the time being, or in such other manner as they think fit;

         (6) appoint, remove or suspend at their discretion such experts, managers, secretaries, treasurers, officers, clerks, agents and servants for permanent, temporary or special services, as they from time to time think fit, and determine their powers and duties and fix their salaries or emoluments and require security in such instances and to such amounts as they think fit;

         (7) accept a surrender of shares from any shareholder insofar as the law permits and on such terms and conditions as may be agreed;

         (8) appoint any person or persons to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, execute and do all such deeds and things as may be required in relation to such trust, and provide for the remuneration of such trustee or trustees;

         (9) institute, conduct, defend, compound or abandon any legal proceedings by and against the Company, its directors or its officers or otherwise concerning the affairs of the Company, and also compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company;

         (10) refer any claims or demands by or against the Company to arbitration and observe and perform the awards;

         (11) make and give receipts, releases and other discharges for amounts payable to the Company and for claims and demands of the Company;

         (12) determine who may exercise the borrowing powers of the Company and sign on the Company's behalf bonds, debentures or other securities, bills, notes, receipts, acceptances, assignments, transfers, hypothecations, pledges, endorsements, cheques, drafts, releases, contracts, agreements and all other instruments and documents;

         (13) provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular appoint any person to be the attorney or agent of the Company with such powers (including power to sub-delegate) and upon such terms as may be thought fit;

         (14) invest and deal with any funds of the Company in such securities and in such manner as they think fit; and vary or realize such investments;

         (15) subject to the Act, execute in the name and on behalf of the Company in favour of any director or other person who may incur or be about to incur any personal liability for the benefit of the Company such mortgages of the Company's property, present and future, as they think fit;

         (16) give any officer or employee of the Company a commission on the profits of any particular business or transaction or a share in the general profits of the Company;

         (17) set aside out of the profits of the Company before declaring any dividend such amounts as they think proper as a reserve fund to meet contingencies or provide for dividends, depreciation, repairing, improving and maintaining any of the property of the Company and such other purposes as the directors may in their absolute discretion think in the interests of the Company; and invest such amounts in such investments as they think fit, and deal with and vary such investments, and dispose of all or any part of them for the benefit of the Company, and divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Company without being bound to keep them separate from the other assets;

         (18) make, vary and repeal rules respecting the business of the Company, its officers and employees, the shareholders of the Company or any section or class of them; (47) enter into all such negotiations and contracts, rescind and vary all such contracts, and execute and do all such acts, deeds and things in the name and on behalf of the Company as they consider expedient for or in relation to any of the matters aforesaid or otherwise for the purposes of the Company; (48) provide for the management of the affairs of the Company in such manner as they think fit.


                                   SOLICITORS

108. The Company may employ or retain solicitors any of whom may, at the request or on the instruction of the directors, the Chair, the President or a managing director, attend meetings of the directors or shareholders, whether or not the solicitor is a shareholder or a director of the Company. A solicitor who is also a director may nevertheless charge for services rendered to the Company as a solicitor.


                                    THE SEAL

109. The directors shall arrange for the safe custody of the common seal of the Company (the "Seal"). The Seal may be affixed to any instrument in the presence of and contemporaneously with the attesting signature of
         (i) any director or officer acting within such person's authority or
         (ii) any person under the authority of a resolution of the directors or a committee thereof. For the purpose of certifying documents or proceedings the Seal may be affixed by any director or the President, a vice-president, the Secretary, an assistant secretary or any other officer of the Company without the authorization of a resolution of the directors.

110. The Company may have facsimiles of the Seal which may be used interchangeably with the Seal.


                                    DIVIDENDS

111. The directors may from time to time declare such dividend as they deem proper upon shares of the Company according to the rights and restrictions attached to any class or series of shares, and may determine the date upon which such dividend will be payable and that it will be payable to the persons registered as the holders of the shares on which it is declared at the close of business upon a record date. No transfer of such shares registered after the record date shall pass any right to the dividend so declared.

112. No dividends shall be payable except out of the profits, retained earnings or contributed surplus of the Company and no interest shall be payable on any dividend except insofar as the rights attached to any class or series of shares provide otherwise.

113. The declaration of the directors as to the amount of the profits, retained earnings or contributed surplus of the Company shall be conclusive.

114. The directors may from time to time pay to the shareholders such interim dividends as in their judgment the position of the Company justifies.

115. Subject to the Memorandum, these Articles and the rights and restrictions attached to any class or series of shares, dividends may be declared and paid to the shareholders in proportion to the amount of capital paid-up on the shares (not including any capital paid-up bearing interest) held by them respectively.

116. The directors may deduct from the dividends payable to any shareholder amounts due and payable by the shareholder to the Company and may apply the same in or towards satisfaction of such amounts so due and payable.

117. The directors may retain the dividends payable upon shares to which a person is entitled or entitled to transfer upon the death or bankruptcy of a shareholder or in any way other than by allotment or transfer, until such person has become registered as the holder of such shares or has duly transferred such shares.

118. The directors may declare that a dividend be paid by the distribution of cash, paid-up shares (at par or at a premium), debentures, bonds or other securities of the Company or of any other company or any other specific assets held or to be acquired by the Company or in any one or more of such ways.

119. The directors may settle any difficulty that may arise in regard to the distribution of a dividend as they think expedient, and in particular without restricting the generality of the foregoing may issue fractional certificates, may fix the value for distribution of any specific assets, may determine that cash payments will be made to any shareholders upon the footing of the value so fixed or that fractions may be disregarded in order to adjust the rights of all parties, and may vest cash or specific assets in trustees upon such trusts for the persons entitled to the dividend as may seem expedient to the directors.

120. Any person registered as a joint holder of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

121. Unless otherwise determined by the directors, any dividend may be paid by a cheque or warrant delivered to or sent through the post to the registered address of the shareholder entitled, or, when there are joint holders, to the registered address of that one whose name stands first on the register for the shares jointly held. Every cheque or warrant so delivered or sent shall be made payable to the order of the person to whom it is delivered or sent. The mailing or other transmission to a shareholder at the shareholder's registered address (or, in the case of joint shareholders at the address of the holder whose name stands first on the register) of a cheque payable to the order of the person to whom it is addressed for the amount of any dividend payable in cash after the deduction of any tax which the Company has properly withheld, shall discharge the Company's liability for the dividend unless the cheque is not paid on due presentation. If any cheque for a dividend payable in cash is not received, the Company shall issue to the shareholder a replacement cheque for the same amount on such terms as to indemnity and evidence of non-receipt as the directors may impose. No shareholder may recover by action or other legal process against the Company any dividend represented by a cheque that has not been duly presented to a banker of the Company for payment or that otherwise remains unclaimed for 6 years from the date on which it was payable.


                                    ACCOUNTS

122. The directors shall cause proper books of account to be kept of the amounts received and expended by the Company, the matters in respect of which such receipts and expenditures take place, all sales and purchases of goods by the Company, and the assets, credits and liabilities of the Company.

123. The books of account shall be kept at the head office of the Company or at such other place or places as the directors may direct.

124. The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the accounts and books of the Company or any of them shall be open to inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the Company except as conferred by statute or authorized by the directors or a resolution of the shareholders.

125. At the ordinary general meeting in every year the directors shall lay before the Company such financial statements and reports in connection therewith as may be required by the Act or other applicable statute or regulation thereunder and shall distribute copies thereof at such times and to such persons as may be required by statute or regulation.


                               AUDITORS AND AUDIT

126. Except in respect of a financial year for which the Company is exempt from audit requirements in the Act, the Company shall at each ordinary general meeting appoint an auditor or auditors to hold office until the next ordinary general meeting. If at any general meeting at which the appointment of an auditor or auditors is to take place and no such appointment takes place, or if no ordinary general meeting is held in any year or period of years, the directors shall appoint an auditor or auditors to hold office until the next ordinary general meeting.

127. The first auditors of the Company may be appointed by the directors at any time before the first ordinary general meeting and the auditors so appointed shall hold office until such meeting unless previously removed by a resolution of the shareholders, in which event the shareholders may appoint auditors.

128. The directors may fill any casual vacancy in the office of the auditor but while any such vacancy continues the surviving or continuing auditor or auditors, if any, may act.

129. The Company may appoint as auditor any person, including a shareholder, not disqualified by statute. 121. An auditor may be removed or replaced in the circumstances and in the manner specified in the Act. 122. The remuneration of the auditors shall be fixed by the shareholders, or by the directors pursuant to authorization given by the shareholders, except that the remuneration of an auditor appointed to fill a casual vacancy may be fixed by the directors. 123. The auditors shall conduct such audit as may be required by the Act and their report, if any, shall be dealt with by the Company as required by the Act.


                                     NOTICES

133. A notice (including any communication or document) shall be sufficiently given, delivered or served by the Company upon a shareholder, director, officer or auditor by personal delivery at such person's registered address (or, in the case of a director, officer or auditor, last known address) or by prepaid mail, telegraph, telex, facsimile machine or other electronic means of communication addressed to such person at such address.

134. Shareholders having no registered address shall not be entitled to receive notice.

135. The holder of a share warrant shall not, unless otherwise expressed therein, be entitled in respect thereof to notice of any general meeting of the Company.

136. All notices with respect to registered shares to which persons are jointly entitled may be sufficiently given to all joint holders thereof by notice given to whichever of such persons is named first in the Register for such shares.

137. Any notice sent by mail shall be deemed to be given, delivered or served on the earlier of actual receipt and the third business day following that upon which it is mailed, and in proving such service it shall be sufficient to prove that the notice was properly addressed and mailed with the postage prepaid thereon. Any notice given by electronic means of communication shall be deemed to be given when entered into the appropriate transmitting device for transmission. A certificate in writing signed on behalf of the Company that the notice was so addressed and mailed or transmitted shall be conclusive evidence thereof.

138. Every person who by operation of law, transfer or other means whatsoever becomes entitled to any share shall be bound by every notice in respect of such share that prior to such person's name and address being entered on the Register was duly served in the manner hereinbefore provided upon the person from whom such person derived title to such share.

139. Any notice delivered, sent or transmitted to the registered address of any shareholder pursuant to these Articles, shall, notwithstanding that such shareholder is then deceased and that the Company has notice thereof, be deemed to have been served in respect of any registered shares, whether held by such deceased shareholder solely or jointly with other persons, until some other person is registered as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice on the heirs, executors or administrators of the deceased shareholder and all joint holders of such shares.

140. Any notice may bear the name or signature, manual or reproduced, of the person giving the notice written or printed.

141. When a given number of days' notice or notice extending over any other period is required to be given, the day of service and the day upon which such notice expires shall not, unless it is otherwise provided, be counted in such number of days or other period.


                                    INDEMNITY

142. Every director or officer, former director or officer, or person who acts or acted at the Company's request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company or such body corporate, partnership or other association, whether the Company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the shareholders over all other claims.

143. No director or officer, former director or officer, or person who acts or acted at the Company's request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person's part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.


                                    REMINDERS

144. The directors shall comply with the following provisions of the Act or the CORPORATIONS REGISTRATION ACT (Nova Scotia) where indicated:

         (1)      Keep a current register of shareholders (Section 42).

         (2) Keep a current register of directors, officers and managers, send to the Registrar a copy thereof and notice of all changes therein (Section 98).

         (3) Keep a current register of holders of bonds, debentures and other securities (Section 111 and Third Schedule).

         (4) Send notice to the Registrar of any redemption or purchase of preference shares (Section 50).

         (5) Send notice to the Registrar of any consolidation, division, conversion or reconversion of the share capital or stock of the Company (Section 53).

         (6)      Send notice to the Registrar of any increase of capital
                  (Section 55).

         (7) Call a general meeting every year within the proper time (Section 83). Meetings must be held not later than 15 months after the preceding general meeting.

         (8)      Send to the Registrar copies of all special resolutions
                  (Section 88).

         (9) Send to the Registrar notice of the address of the Company's registered Office and of all changes in such address (Section
                  79).

         (10) Keep proper minutes of all shareholders' meetings and directors' meetings in the Company's minute book kept at the Company's registered Office (Sections 89 and 90).

         (11) Obtain a certificate under the CORPORATIONS REGISTRATION ACT (Nova Scotia) as soon as business is commenced.

         (12) Send notice of recognized agent to the Registrar under the CORPORATIONS REGISTRATION ACT (Nova Scotia).